UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Warner Music Group Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 25, 2008

Dear Fellow Stockholder:

You are cordially invited to attend Warner Music Group Corp.’s fiscal 2007 annual meeting of stockholders. The meeting will be held on Tuesday, February 26, 2008, at 10:00 a.m. (local time) at 66 East 55th Street, New York, New York 10022.

Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement. The Proxy Statement not only describes the items that stockholders are being asked to consider and vote on at the annual meeting, but also provides you with important information about our company. As you will see, this year’s Proxy Statement contains new tables providing detailed information about compensation to our named executive officers and directors, as well as a more extensive discussion of our executive and director compensation philosophy and policies.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. After reading the enclosed Notice and Proxy Statement, please promptly submit your proxy or voting instructions by following the instructions on the enclosed proxy card.

Thomas H. Lee Funds and Bain Capital Funds and certain of their respective affiliates, which as of the record date of January 8, 2008 together beneficially owned shares of common stock representing approximately 53% of the voting power of our common stock, have advised us that they intend to vote all of their shares of common stock in favor of Proposal No. 2 listed in the attached Notice and Proxy Statement. Such action by these stockholders will be sufficient to constitute a quorum and to determine the outcome of this matter.

Only stockholders and persons holding proxies from stockholders may attend the fiscal 2007 annual meeting. If you are planning to attend the meeting in person, because of security procedures, you will need to register in advance to gain admission to the meeting. You can register by calling Warner Music Group Corp., Investor Relations at (212) 275-2000 or via the Internet at Investor.Relations@wmg.com by Friday, February 22, 2008. If you are a holder of record and plan to attend the meeting, you also can register by checking the appropriate box on the enclosed proxy card. All stockholders of record on January 8, 2008 are invited to attend the meeting. No ticket is required for admission. Seating is limited, however, and admission to the fiscal 2007 annual meeting will be on a first-come, first-served basis.

In addition to registering in advance, you will be required to present government-issued photo identification (e.g., driver’s license or passport) to enter the meeting. If your shares are registered in your name, you should bring a form of photo identification to the meeting. If your shares are held in the name of a broker, dealer, bank, trustee or other nominee, you will need to bring a proxy or letter from that broker, dealer, bank, trustee or other nominee that confirms that you are the beneficial owner of those shares, together with a form of photo identification. Packages and bags will be inspected, and bags may have to be checked, among other measures that may be employed to enhance the security of those attending the meeting. These procedures may require additional time, so please plan accordingly.

I look forward to greeting those of you who are able to attend.

Sincerely,

Edgar Bronfman, Jr.
Chairman of the Board and Chief Executive Officer

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). You need to vote in accordance with the instructions listed on the proxy card. If shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone. Please refer to the enclosed proxy card for voting instructions.

Warner Music Group Corp.

75 Rockefeller Plaza

New York, New York 10019

(212) 275-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On February 26, 2008

The Annual Meeting (the “Annual Meeting”) of Stockholders of Warner Music Group Corp. (the “Company”) will be held on Tuesday, February 26, 2008 at 10:00 a.m. (local time). The meeting will take place at 66 East 55th Street, New York, New York 10022.

The purposes of the meeting are:

1.	To elect 13 directors for a term of one year, and until their successors are duly elected and qualified;

2.	To approve the Company’s Amended and Restated 2005 Omnibus Award Plan;

3.	To ratify the appointment of the firm of Ernst & Young LLP as independent registered public accountants of the Company for the fiscal year ending September 30, 2008; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. None of the proposals requires the approval of any other proposal to become effective. The close of business on January 8, 2008 is the record date for determining stockholders entitled to vote at the Annual Meeting. Only holders of the Company’s common stock as of the record date are entitled to notice of and to vote on some or all of the matters listed in this Notice. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s principal executive offices at the address listed above.

Whether or not you plan to attend the Annual Meeting in person, please sign and date the enclosed proxy and return it promptly in the enclosed pre-addressed reply envelope. Holders of record must vote by completing the enclosed proxy card. If shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone. You need to vote in accordance with the instructions listed on the proxy card. Please refer to the enclosed proxy card for voting instructions. You may revoke a previously delivered proxy at any time prior to the meeting. Any stockholder of record who is present at the meeting may vote in person instead of by proxy, thereby canceling any previous proxy. You may not appoint more than three persons to act as your proxy at the meeting.

Please note that, if you plan to attend the Annual Meeting in person, you will need to register in advance to be admitted. You can register in advance by telephone by calling Warner Music Group Corp., Investor Relations at (212) 275-2000 or via the Internet at Investor.Relations@wmg.com by Friday, February 22, 2008. If you are a holder of record and plan to attend the Annual Meeting, you also can register by checking the appropriate box on your proxy card. The Annual Meeting will start promptly at 10:00 a.m. (local time). To avoid disruption, admission may be limited once the Annual Meeting begins.

In addition to registering in advance, you will be required to present government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. If your shares are registered in your name, you should bring a form of photo identification to the Annual Meeting. If your shares are held in the name of a broker, dealer, bank, trustee or other nominee, you will need to bring a proxy or letter from that broker, dealer, bank, trustee or other nominee that confirms that you are the beneficial owner of those shares, together with a form of photo identification.

BY ORDER OF THE BOARD OF DIRECTORS

PAUL M. ROBINSON
Executive Vice President, General Counsel and Secretary

New York, New York

January 25, 2008

i

ii

WARNER MUSIC GROUP CORP.

75 Rockefeller Plaza

New York, New York 10019

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

ANNUAL MEETING MATTERS

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Warner Music Group Corp. (the “Company”), a Delaware corporation, for the Company’s fiscal 2007 Annual Meeting (the “Annual Meeting”) of Stockholders to be held at 10:00 a.m. (local time) on Tuesday, February 26, 2008, at 66 East 55th Street, New York, New York 10022, or at any adjournments or postponements of the Annual Meeting. You may obtain directions to the meeting by contacting Investor Relations at (212) 275-2000 or via the Internet at Investor.Relations@wmg.com.

GENERAL INFORMATION ABOUT VOTING

General

This Proxy Statement has information about the Annual Meeting and was prepared by our management for our Board of Directors. This Proxy Statement is being sent through the United States postal service or, if properly requested, by e-mail to stockholders on or around January 25, 2008.

Purpose of the meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares on the record date January 8, 2008. A total of 149,522,471.17 shares of common stock can vote at the Annual Meeting. You get one vote for each share of common stock that you hold.

How do I vote if my shares are held in “street name”?

If your shares are held in the name of your broker, dealer, bank, trustee or other nominee, that party should give you instructions for voting your shares. If shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone. The instructions set forth below apply to registered holders only and not those whose shares are held in the name of a nominee.

How do I vote by proxy if I am a registered holder?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote in the manner set forth below:

1.	FOR the election of all director nominees listed below in Proposal No. 1; and

2.	FOR the approval of our Amended and Restated 2005 Omnibus Award Plan (which we sometimes refer to in this Proxy Statement as the Amended 2005 Plan) as described in Proposal No. 2; and

3.	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 30, 2008 as described in Proposal No. 3; and

4.	In the manner that the proxy holders deem appropriate for any other proposal to be considered at the Annual Meeting.

The proxy holders for the stockholders are Edgar Bronfman, Jr., Paul M. Robinson and Trent N. Tappe. A stockholder wishing to name another person as his or her proxy holder may do so by crossing out the names of the designated proxy holders and inserting the name of such other person to act as his or her proxy. In that case, it will be necessary for the stockholder to sign the proxy card and deliver it to the person named as his or her proxy holder and for the person so named to be present to vote at the Annual Meeting. Proxy cards so marked should not be mailed to us.

How do I vote at the Annual Meeting?

If you are a registered stockholder and you wish to vote at the Annual Meeting, written ballots will be available at the meeting. If your shares are held in “street name” in the name of a broker, dealer, bank, trustee or other nominee or holder of record and you decide to attend and vote at the Annual Meeting you will need to obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. If you vote by proxy and also attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

On what matters may I vote?

1.	The election of 13 directors for a term of one year, and until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	The approval of our Amended and Restated 2005 Omnibus Award Plan; and

3.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 30, 2008.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends a vote FOR the election of each of the nominees of the Board of Directors (Proposal No. 1), FOR the approval of our Amended and Restated 2005 Omnibus Award Plan (Proposal No. 2) and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2008 (Proposal No. 3).

What if other matters come up at the Annual Meeting?

The matters described in this Proxy Statement are the only matters we know will be voted at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the proxy holders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change your vote either by giving our Corporate Secretary a written notice revoking your proxy card, by personally appearing at the Annual Meeting or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. However, no revocation will be effective unless we receive notice of such revocation at or prior to the Annual Meeting. For those stockholders who submit a proxy electronically or by telephone, the date on which the proxy is submitted in accordance with the instructions listed on the proxy card is the date of the proxy.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

How is a quorum obtained?

We will hold the Annual Meeting if a quorum is present. A quorum will be present if holders of a majority of the outstanding shares of common stock entitled to vote on a matter at the Annual Meeting are present in person or represented by proxy at the meeting. If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned from time to time until a quorum is obtained. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to provide voting instructions on any of the proposals listed on the proxy card. If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares, these shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

How many votes are required to approve the proposals?

A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of directors. Therefore, the 13 directors who receive the most votes will be elected. A withhold vote in the election of directors will have the same effect as an abstention. However, neither an abstention nor a withhold vote will affect the outcome of the election.

The affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required for the adoption Proposal No. 2, provided that a majority of the outstanding shares of common stock are voted on the proposal. Therefore, abstentions will have the effect of a vote “against” Proposal No. 2, while broker non-votes will have no effect on the outcome of Proposal No. 2 (assuming a majority of the outstanding shares of common stock are otherwise voted on the proposal).

As of January 8, 2008, Thomas H. Lee Funds and Bain Capital Funds and certain of their respective affiliates together beneficially owned approximately 53% of our outstanding common stock. These stockholders have advised us that they intend to vote all of their shares of common stock in favor of Proposal No. 2. Such action by these stockholders will be sufficient to determine the outcome of this matter since such shares are sufficient to constitute a quorum, a majority of the shares present in person or represented by proxy at the Annual Meeting and a majority of the outstanding shares voted on the proposal.

What is a “broker non-vote”?

The New York Stock Exchange (“NYSE”) has rules that govern brokers who have record ownership of listed company stock held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker’s inability to vote with respect to the non-discretionary matters with respect to which the broker has not received instructions from the beneficial owner is referred to as a “broker non-vote.” Under current NYSE interpretations, only Proposal No. 2 is considered a non-discretionary matter.

Who will count the votes?

Broadridge Financial Solutions, Inc. will count the votes and act as the inspector of election.

Who is making and paying for this proxy solicitation?

This proxy is solicited on behalf of the Board of Directors. The Company will pay the cost of distributing this Proxy Statement and related materials. Our officers may solicit proxies by mail or telephone. We will furnish copies of these materials to banks, brokers, fiduciaries, custodians and other nominees that hold shares on behalf of beneficial owners so that they may forward the materials to the beneficial owners. The Company may, if appropriate, retain an independent proxy solicitation firm to assist the Company in soliciting proxies. If the Company does retain a proxy solicitation firm, the Company would pay such firm’s customary fees and expenses which fees would be expected to be approximately $10,000, plus expenses.

Is my vote confidential?

Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to Broadridge Financial Solutions and handled in a manner that protects your voting privacy. Your vote will not be disclosed EXCEPT:

1.	as needed to permit Broadridge Financial Solutions to tabulate and certify the vote;

2.	as required by law; or

3.	in limited circumstances such as a proxy contest in opposition to the Board of Directors.

In addition, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

Company information and mailing address

We were incorporated under Delaware law on November 21, 2003. Our principal executive offices are located at 75 Rockefeller Plaza, New York, New York 10019. Our telephone number is (212) 275-2000. Our website address is www.wmg.com.

References in this Proxy Statement to “WMG,” “Company,” “we,” “us” and “our” refer to Warner Music Group Corp. and our consolidated subsidiaries, unless the context requires otherwise. Information on our website is not intended to be incorporated into this Proxy Statement.

PROPOSALS YOU MAY VOTE ON

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Upon the recommendation of the Executive, Governance and Nominating Committee, our Board of Directors has nominated for election at the Annual Meeting the following slate of 13 nominees:

Edgar Bronfman, Jr.

Shelby W. Bonnie

Richard Bressler

John P. Connaughton

Phyllis E. Grann

Michele J. Hooper

Scott L. Jaeckel

Seth W. Lawry

Thomas H. Lee

Ian Loring

Jonathan M. Nelson

Mark Nunnelly

Scott M. Sperling

Each of the nominees is currently serving as a director of the Company and was elected at our 2006 annual meeting. The Company’s Board of Directors may consist of up to 14 directors pursuant to the terms of the stockholders agreement described below under “Certain Relationships and Related Party Transactions.” For more information regarding the independence of our directors and terms of the stockholders agreement regarding the size of the Board of Directors, please see “Board of Directors and Governance—Independence.”

For more information about each director, please see “Information about Directors.” The persons named in the enclosed proxy intend to vote such proxy for the election of each of the 13 nominees named above, unless the stockholder indicates on the proxy that the vote should be withheld from any or all of the nominees. The Company expects each nominee for election as a director at the Annual Meeting to be able to accept such nomination. If any nominee is unable to accept the nomination, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees. Alex Zubillaga, one of the Company’s executive officers, is the brother-in-law of Mr. Bronfman. There are no other family relationships among the nominees or between any nominee and any of our executive officers.

Vote Required for Approval

A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of directors. The 13 nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected to the Board of Directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. You may not vote for more individuals than the number nominated. Stockholders may also not cumulate votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

EACH OF THE DIRECTOR NOMINEES SET FORTH ABOVE

PROPOSAL NO. 2:

APPROVAL OF AMENDED AND RESTATED 2005 OMNIBUS AWARD PLAN

General

The Company’s stockholders are being asked to approve an amendment and restatement of the Company’s 2005 Omnibus Award Plan (the “Amended 2005 Plan”). The Company’s 2005 Omnibus Award Plan (the “2005 Plan”) was originally approved by the Company’s stockholders in May 2005 and amended and restated at the last annual meeting of stockholders in February 2007. The capitalized terms used in this Proposal No. 2 shall have the same meanings set forth in the Amended 2005 Plan unless otherwise indicated.

The purpose of the Amended 2005 Plan is to create additional flexibility to continue to provide the Company’s employees, directors and consultants, whose present and potential contributions are important to the success of the Company, an incentive through the opportunity for ownership of equity of the Company, to continue in service to the Company, and to help the Company attract, motivate and retain employees in a competitive market for talent. The use of equity incentive programs is an important component of the Company’s compensation and incentive philosophy as the level of individual employee responsibility increases. Equity incentive programs align compensation and incentives for employees with stockholder interests. Utilization of long-term equity incentives also increases the proportion of individual employee compensation that is dependent upon the financial performance of the Company and segment financial performance. As further discussed below, the Company believes that the proposed amendments will allow the Company to continue to emphasize this alignment of compensation and incentives with stockholder interests by providing for additional shares that may be granted as awards as well as providing additional flexibility with respect to the size of awards that may be granted. The Company believes a broad and flexible equity incentive plan is critical to attract and retain talent in order to operate the Company at competitive levels.

Proposed Amendments

We are asking stockholders to approve adding 16,500,000 shares to the 2005 Plan by increasing the maximum aggregate number of shares of Stock in respect of which awards may be granted under the 2005 Plan from 3,416,133 shares to 19,916,133 shares. In addition, we are asking stockholders to approve the following additional amendments to the 2005 Plan:

•

An increase in the maximum amount of options and stock appreciation rights any single participant may be granted in any one fiscal year from 1,500,000 shares of Common Stock to 6,000,000 shares of Common Stock; and

•

An increase in the maximum amount of performance compensation awards any single participant may be granted in any one fiscal year from 1,500,000 shares of Common Stock to 6,000,000 shares of Common Stock.

A copy of the Amended 2005 Plan is attached as Appendix A hereto and is marked to show all changes from the existing 2005 Plan. A comparison of material differences between the provisions of the 2005 Plan as previously amended and the proposed Amended 2005 Plan is included in table format below.

Purpose of the Amendments

We are asking stockholders to ratify and approve these amendments in order to comply with applicable requirements of the NYSE and, to the extent permitted by law, to preserve the tax deductible status for certain awards granted under the Amended 2005 Plan. The stock options (and, if any, stock appreciation rights) that may be granted under the Amended 2005 Plan are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code. In addition, the Amended 2005 Plan would continue to authorize performance-based stock awards that would give the Company the flexibility to structure stock-based bonus opportunities as performance-based within the meaning of Section 162(m).

The amendments to the 2005 Plan would increase the maximum number of shares available for awards under the 2005 Plan. The Company has not added any shares to the 2005 Plan since it was approved at the time of the Company’s initial public offering in May 2005. The Company believes it is necessary at this time to expand the 2005 Plan to ensure that it has adequate capacity to attract and retain talent during an important stage in a significant and fundamental transformation of the Company and the music industry.

The amendments to the 2005 Plan would also increase the limitation on the maximum number of shares or performance compensation awards awarded to a person in any fiscal year to 6,000,000 shares of Common Stock. The Company believes that the current 1,500,000 share limit places the Company at a competitive disadvantage as the Company competes for key executive talent and reduces the Company’s flexibility to utilize equity incentives to attract, motivate and retain key executive talent and align compensation to stockholder interests. The Company has been issuing, and anticipates continuing to issue, its equity awards based upon competitive market and other factors. The increase in these limits may result in the percentage of total awarded shares that are awarded to certain participants as a percentage of total awards issued to all employees to rise by virtue of the ability to increase the total shares awarded to certain participants in a given fiscal year, thereby resulting in larger awards to a smaller number of employees. The Company believes that the 1,500,000 share limit reduces the flexibility of the Company and our Board of Directors to utilize a mix of stock options and other awards that best facilitates the achievement of the Company’s objectives of attracting, motivating and retaining key executives and aligning compensation to stockholder interests in a competitive market for executive talent.

Comparison of Material Differences between the Provisions of the existing 2005 Plan and the Amended 2005 Plan

Provision	2005 Plan	Amended 2005 Plan
Maximum number of shares available for awards	3,416,133 shares	19,916,133 shares

Maximum amount of options and stock appreciation rights any single participant may be granted in any one fiscal year	1,500,000 shares	6,000,000 shares

Maximum amount of performance compensation awards any single participant may be granted in any one fiscal year	1,500,000 shares	6,000,000 shares

As of January 8, 2008, Thomas H. Lee Funds and Bain Capital Funds and certain of their respective affiliates together beneficially owned approximately 53% of our outstanding common stock. These stockholders have advised us that they intend to vote all of their shares of common stock in favor of Proposal No. 2. Such action by these stockholders will be sufficient to determine the outcome of this matter since such shares are sufficient to constitute a quorum, a majority of the shares present in person or represented by proxy at the Annual Meeting and a majority of the outstanding shares voted on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2005 OMNIBUS AWARD PLAN

Summary of the Amended and Restated 2005 Omnibus Award Plan

Below is a general description of the principal terms of the Amended 2005 Plan. This description is qualified in its entirety by the terms of the Amended 2005 Plan, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

A total of 3,416,133 shares of Common Stock of the Company were originally approved for issuance under the 2005 Plan. As of January 8, 2008, there were approximately 750,000 shares remaining available for future grants under the existing 2005 Plan. This Proposal No. 2 would increase the number of shares available for awards under the Amended 2005 Plan by 16,500,000, to 19,916,133. Of these additional shares proposed to be added to the 2005 Plan, the Company has already made contingent grants to employees of approximately 1,600,000 options subject to stockholder approval of adding additional shares to the 2005 Plan at the Annual Meeting. Therefore, if the increase in the number of shares eligible for grants under the 2005 Plan is approved, these contingent option grants will remain outstanding. If stockholder approval is not obtained, then these option grants will be cancelled. None of these contingent grants were made to executive officers of the Company. Pro forma for the additional shares proposed to be added to the 2005 Plan and these contingent grants, there would be approximately 15,650,000 shares remaining for future grants under the existing 2005 Plan.

If these amendments to the 2005 Plan are approved, this will result in the issuance of the contingent option grants described above, which will be distributed as follows:

New Plan Benefits

Amended 2005 Plan

Name and Position	Dollar Value ($)		Number of Options
Edgar Bronfman, Jr., Chairman of the Board and Chief Executive Officer	—		—
Michael D. Fleisher, Executive Vice President and Chief Financial Officer	—		—
Lyor Cohen, Chairman and CEO, U.S. Recorded Music	—		—
David H. Johnson, Chairman and CEO, Warner/Chappell Music	—		—
Alex Zubillaga, Executive Vice President, Digital Strategy and Business Development	—		—
Executive Group	—		—
Non-Executive Director Group	—		—
Non-Executive Officer Employee Group	$4,680,509	(1)	1,592,010

(1)	Grant date fair value assumptions are disclosed in Note 15, Stock-Based Compensation Plans, to our Consolidated Financial Statements found in our Annual Report on Form 10-K for the year ended September 30, 2007.

Under the 2005 Plan, no participant can be granted awards of options and stock appreciation rights with respect to more than 1,500,000 shares of Common Stock in any one fiscal year and no participant can be granted more than 1,500,000 shares of Common Stock with respect to performance compensation awards in any one fiscal year. Under the Amended 2005 Plan, no participant could be granted awards of options and stock appreciation rights with respect to more than 6,000,000 shares of Common Stock in any one fiscal year and no participant could be granted more than 6,000,000 shares of Common Stock with respect to performance compensation awards in any one fiscal year.

Under the Amended 2005 Plan, if any award is forfeited, or if any option terminates, expires or lapses without being exercised, shares of our Common Stock subject to such award will again be available for future grant. The Plan is administered by the Compensation Committee (the “Administrator”). If there is any change in our corporate capitalization, the Administrator in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the Amended 2005 Plan, the number of shares covered by awards then outstanding under the Amended 2005 Plan, the limitations on awards under the Amended 2005 Plan, the exercise price of outstanding options and such other equitable substitutions or adjustments as it may determine appropriate. The Amended 2005 Plan will have a term of ten years from the date the 2005 Plan was initially adopted and no further awards maybe granted after that date. Under the Amended 2005 Plan, the Administrator will administer and interpret the plan and has the power to make awards, to determine when and to whom awards will be granted, the form of each award, the amount of each award and any other terms or conditions of each award consistent with the terms of the Amended 2005 Plan. Awards may be made to any of our employees, directors, officers and consultants and those of our subsidiaries or their respective affiliates. The types of awards that may be granted are nonqualified stock options, incentive (qualified) stock options (unless otherwise determined by the committee, all stock options will have an exercise price of no less than fair market value at the date of grant), stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards, phantom stock awards, performance compensation awards or any combination of the foregoing. The Administrator may grant any award under the Amended 2005 Plan in the form of a cash bonus or in the form of a performance compensation award, the vesting of which is conditioned on the satisfaction of certain performance goals. The maximum amount payable to any participant pursuant to a cash bonus under the Amended 2005 Plan is $10,000,000. The maximum term of an option granted under the Amended 2005 Plan will be ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder). At the election of the Administrator the value of a restricted stock unit award may be paid in cash or shares. The Administrator may establish performance goals with reference to one or more of the following:

• net earnings or net income (before or after taxes)	• cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital)	• expense targets

• basic or diluted earnings per share (before or after taxes) or earnings per share growth	• earnings before or after taxes, interest, depreciation and/or amortization (EBITDA) or EBITDA growth	• margins, operating efficiency or inventory control

• net revenue or net revenue growth	• operating income before or after depreciation and/or amortization (OIBDA) or OIBDA growth	• enterprise value

• gross profit or gross profit growth	• gross or operating margins	• objective measures of customer satisfaction

• net operating profit (before or after taxes) or net operating profit growth	• productivity ratios	• working capital targets

• return measures (including, but not limited to, return on assets, capital, invested capital, equity or sales)	• share price (including, but not limited to, growth measures and total stockholder return)	• measures of economic value added

Each award agreement will specify the number and type of award, together with any other terms and conditions as determined by the Administrator in its sole discretion. In the event of a change in control (as defined in the Amended 2005 Plan), all outstanding options and equity (other than performance compensation awards) issued under the Amended 2005 Plan shall fully vest and performance compensation awards shall vest, as determined by the Administrator based on the level of attainment of the performance goals. The Administrator may, in its discretion, cancel outstanding awards and pay, in cash or stock, the value of the awards to the participants in connection with a change in control.

Section 162(m). In general, Section 162(m) of the Internal Revenue Code (the “Code”) denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a specified period. The 2005 Plan is intended to satisfy rule requirements in order to qualify awards made under the plan for deductions under Section 162(m).

Section 409A. The American Jobs Creation Act of 2004 introduced a new section of the Code (“Section 409A”) covering certain nonqualified deferred compensation arrangements. Section 409A generally establishes new rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the Amended 2005 Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A. The Amended 2005 Plan is intended to be interpreted and operated in accordance with Section 409A, including any regulations or guidance issued by the Treasury Department, and contains a number of provisions intended to avoid the imposition of additional tax on the Amended 2005 Plan participants under Section 409A. The Compensation Committee may amend the Amended 2005 Plan and outstanding awards to preserve the intended benefits of awards granted under the Amended 2005 Plan and to avoid the imposition of an additional tax under Section 409A. In addition, no award under the Amended 2005 Plan can be granted, deferred, accelerated, extended, paid out or modified under the Amended 2005 Plan in a manner that would result in the imposition of an additional tax on a participant under Section 409A. If a payment with respect to an award would result in tax liability to the participant under 409A, the Company will not make the payment when otherwise required and instead will make the payment on the first day that payment would not result in the tax liability.

Equity Compensation Plan Information

The following table provides information as of September 30, 2007 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
Equity Compensation Plans Approved by Stockholders(1)	4,814,950	$10.91	820,929
Equity Compensation Plans Not Approved by Stockholders	—	—	—

(1)	Consists of the Amended and Restated 2005 Omnibus Award Plan, as well as individual long-term incentive plan (LTIP) and individual stock option agreements.

LTIP and Individual Stock Option Agreements

In 2004, the Company’s Board of Directors approved a form of long-term incentive plan (“LTIP”) stock option agreement for grants of options to eligible individuals. Eligible individuals include any employee, director or consultant of the Company or any of its affiliates, or any other entity designated by the Company’s Board of Directors in which the Company has an interest, who is selected by the Compensation Committee to receive an award. The Board authorized the granting of options to purchase up to 1,355,066 shares of our common stock pursuant to the LTIP program. The Company has granted options and may grant additional stock options under the LTIP stock option agreements to certain members of our current or future management. The Board also approved the granting of options to purchase 3,701,850 shares of our common stock under stock option agreements with certain members of our management. Individual option agreements and options granted under the LTIP program generally will have a 10-year term and the exercise price will equal at least 100% of the fair market value on the date of the grant. With respect to each option granted pursuant to individual option agreements or an LTIP stock option agreement, one-third of the shares covered by the option generally vest and become exercisable in four equal installments on the day prior to each of first through fourth anniversaries of the effective date of the LTIP stock option agreement, subject to the employee’s continued employment. Two-thirds of the shares covered by the option generally vest and become exercisable based on the occurrence of both a service condition (which is the same as the service condition described with respect to the service-based portion of the option) and a performance condition. The performance condition is met if, following an initial public offering or certain other events (including a change in control), a specified investment return is achieved by the investors (one-half of such shares require one return level and the other one-half of such shares require a different return level). The performance-based portion of the option also vests, subject to the employee’s continued employment, on the day prior to the seventh anniversary of the effective date of the individual or LTIP stock option agreement and the service condition applicable to the performance-based option will be deemed to have been attained upon certain terminations following or in anticipation of a change in control. All of the performance-based requirements have been achieved for all of these grants, therefore, only the service condition remains as a vesting requirement.

2005 Omnibus Award Plan

In May 2005, we adopted the 2005 Omnibus Award Plan, or 2005 Plan, which authorized the granting of stock-based awards to purchase up to 3,416,133 shares of our common stock. The 2005 Plan was amended and restated as of February 23, 2007. Under the 2005 Plan, the Administrator will administer the plan and has the power to make awards, to determine when and to whom awards will be granted, the form of each award, the amount of each award, and any other terms or conditions of each award consistent with the terms of the 2005 Plan. Awards may be made to employees, directors and others as set forth in the 2005 Plan. The types of awards that may be granted include restricted and unrestricted stock, incentive and non-statutory stock options, stock appreciation rights, performance units and other stock-based awards. Each award agreement specifies the number and type of award, together with any other terms and conditions as determined by the Administrator in its sole discretion. Eligible employees include any employee who does not already have any other equity participation in the Company. The Company has granted options and restricted stock and may grant additional awards under the 2005 Plan to certain members of our current or future management and directors. Options granted generally have a 10-year term, the exercise price will equal at least 100% of the fair market value on the date of the grant and generally vest in four equal installments on the day prior to each of first through fourth anniversaries of the effective date of the stock option agreement, subject to the employee’s continued employment. The 2005 Plan and the proposed Amended 2005 Plan are described further in Proposal No. 2 above.

PROPOSAL NO. 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected Ernst & Young LLP as independent registered public accountants of the Company to audit its consolidated financial statements for the fiscal year ending September 30, 2008 and the Board of Directors has determined that it would be desirable to request that the stockholders ratify such appointment. Before selecting Ernst & Young, the Audit Committee considered the firm’s qualifications as independent registered public accountants and concluded that based on its prior performance and its reputation for integrity and competence, it was qualified. The Audit Committee also considered whether any non-audit services performed for the Company by Ernst & Young would impair Ernst & Young’s independence and concluded that it would not.

Ernst & Young has audited the Company’s financial statements since the Company was acquired from Time Warner Inc. in March 2004.

A representative of Ernst & Young is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Vote Required for Approval

Stockholder ratification is not required for the appointment of Ernst & Young as our independent registered public accountants for the fiscal year ending September 30, 2008 because the Audit Committee has responsibility for the appointment of our independent registered public accountants. The appointment is being submitted for ratification with a view toward soliciting the opinion of stockholders, which opinion will be taken into consideration in future deliberations. No determination has been made as to what action the Board of Directors or the Audit Committee would take if stockholders do not approve the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

INFORMATION ABOUT DIRECTORS

The following table sets forth the names, ages and positions of our directors as of January 8, 2008. Len Blavatnik, who served as our director since March 4, 2004, resigned as a director on January 16, 2008. Our directors’ respective backgrounds are described following the table:

Name	Age	Position with Company
Edgar Bronfman, Jr.(1)	52	Chairman of the Board and Chief Executive Officer
Shelby W. Bonnie(3)	43	Director
Richard J. Bressler	50	Director
John P. Connaughton	42	Director
Phyllis E. Grann(3)	70	Director
Michele J. Hooper(3)(4)	56	Director
Scott L. Jaeckel	37	Director
Seth W. Lawry(1)(2)	43	Director
Thomas H. Lee(1)(2)	63	Director
Ian Loring(1)(2)	41	Director
Jonathan M. Nelson(1)(2)	51	Director
Mark Nunnelly(1)(2)	49	Director
Scott M. Sperling(1)(2)(5)	50	Director

(1)	Member of the Executive, Governance and Nominating Committee
(2)	Member of the Compensation Committee
(3)	Member of the Audit Committee
(4)	Lead Independent Director
(5)	Presiding Director

Edgar Bronfman, Jr. has served as our Chairman of the Board and CEO since March 1, 2004. Before joining Warner Music Group, Mr. Bronfman served as Chairman and CEO of Lexa Partners LLC, which he founded, from April 2002. Prior to Lexa Partners, Mr. Bronfman was appointed Executive Vice Chairman of Vivendi Universal in December 2000. He resigned from his position as an executive officer of Vivendi Universal on December 6, 2001, resigned as an employee of Vivendi Universal on March 31, 2002, and resigned as Vice Chairman of Vivendi Universal’s Board of Directors on December 2, 2003. Prior to the December 2000 formation of Vivendi Universal, Mr. Bronfman was President and CEO of The Seagram Company Ltd., a post he held since June 1994. During his tenure as the CEO of Seagram, he consummated $85 billion in transactions and transformed the company into one of the world’s leading media and communications companies. From 1989 until June 1994, Mr. Bronfman served as President and COO of Seagram. Between 1982 and 1989, he held a series of senior executive positions for The Seagram Company Ltd. in the U.S. and in Europe. Mr. Bronfman serves on the Boards of InterActiveCorp, New York University Medical Center and the Board of Governors of The Joseph H. Lauder Institute of Management and International Studies at the University of Pennsylvania. He is also the Chairman of the Board of Endeavor Global, Inc. and is a Member of the J.P. Morgan Chase National Advisory Board and the Council on Foreign Relations. Mr. Bronfman also serves as general partner at Accretive, LLC, a venture capital firm specializing in the business process outsourcing area.

Shelby W. Bonnie has served as our director since November 4, 2005. Mr. Bonnie is the CEO of Digital Commons LLC, a position he has held since June 2007. Previously, Mr. Bonnie was a co-founder of CNET Networks and was at CNET Networks as both an executive and member of the board of directors from 1993 to 2006. He served as a director of CNET Networks until March 2007, served as Chief Executive Officer of CNET Networks from March 2000 to October 2006 and served as Chairman of the Board of Directors of CNET Networks from November 2000 to October 2006. Mr. Bonnie has also held the positions of Chief Operating Officer and Chief Financial Officer of CNET Networks. Prior to joining CNET Networks, Mr. Bonnie held positions at Tiger Management Corporation, a New York-based investment managing firm, Lynx Capital, a private equity fund, and in the mergers and acquisitions department of Morgan Stanley & Co. Inc. Mr. Bonnie received a B.S. in Commerce from the University of Virginia and an M.B.A. from Harvard Business School.

Richard J. Bressler has served as our director since May 10, 2005. Mr. Bressler is a Managing Director of Thomas H. Lee Partners, L.P. Prior to joining Thomas H. Lee Partners, L.P. in 2006, Mr. Bressler was employed by Viacom, Inc. from May 2001 through 2005 as the Senior Executive Vice President and Chief Financial Officer with responsibility for managing all strategic, financial, business development and technology functions. Prior to that, Mr. Bressler served in various capacities with Time Warner Inc., including as Chairman and Chief Executive Officer of Time Warner Digital Media. He also served as Executive Vice President and Chief Financial Officer of Time Warner Inc. from March 1995 to June 1999. Prior to joining Time Inc. in 1988, Mr. Bressler was a partner with the accounting firm of Ernst & Young since 1979. Mr. Bressler is currently a director of Univision Communications, Inc., Gartner, Inc., The Nielsen Company and American Media, Inc. In addition, Mr. Bressler is a member of the J.P. Morgan Chase National Advisory Board. Mr. Bressler holds a B.B.A. from Adelphi University.

John P. Connaughton has served as our director since March 4, 2004. He has been a Managing Director of Bain Capital Partners, LLC since 1997 and a member of the firm since 1989. Prior to joining Bain Capital, Mr. Connaughton was a strategy consultant at Bain & Company, Inc., where he advised Fortune 500 companies. He currently serves as a director of AMC Theatres, Cumulus Media Partners, Sungard Data Systems, Hospital Corporation of America, M/C Communications (PriMed), Warner Chilcott, CRC Health Group, Quintiles Transnational Corp. and The Boston Celtics. He also volunteers for a variety of charitable organizations, serving as a member of The Berklee College of Music Board of Trustees and the UVa McIntire Foundation Board of Trustees. Mr. Connaughton received a B.S. in Commerce from the University of Virginia and an M.B.A. from Harvard Business School.

Phyllis E. Grann has served as our director since July 26, 2006. Since 2002, Ms. Grann has been a senior editor at Doubleday, a division of Random House, Inc. From 1996 to 2001, Ms. Grann was the Chief Executive Officer and President of Penguin Putnam, Inc., the U.S. affiliate of The Penguin Group. Before Penguin USA and Putnam Berkley merged in November of 1996, Ms. Grann had been Chairman and Chief Executive Officer of The Putnam Berkley Group. She joined Putnam Berkley in 1976 as Editor-in-Chief of G.P. Putnam’s Sons. She was named President and Publisher in 1984 of The Putnam Berkley Group. She was named Chief Executive Officer in 1987 and Chairman in 1991. Her publishing career began in 1958 at Doubleday & Company, where she was Nelson Doubleday’s secretary. She then joined William Morrow & Company, where she was named Editor. In 1970, she moved to Simon & Schuster as Senior Editor and was made Editor-in-Chief of Pocket Books, their mass-market paperback division, in 1974. Ms. Grann is a graduate of Barnard College. She has been recognized in Entertainment Weekly’s “101 Most Powerful People in Entertainment.”

Michele J. Hooper has served as our director since March 2, 2006. Ms. Hooper is a co-founder and Managing Partner of The Directors’ Council, a position she has held since 2003. Previously, Ms Hooper served as President and Chief Executive Officer of Voyager Expanded Learning, a developer and provider of learning programs and teacher training for public schools, from 1999 until 2000. Prior to that, she was President and Chief Executive Officer of Stadtlander Drug Company, Inc., a provider of disease-specific pharmaceutical care from 1998 until Stadtlander was acquired in 1999. Prior to joining Stadtlander, Ms. Hooper was Corporate Vice President, Caremark International Inc, a spinoff of Baxter International, and President of the International Business Group. Ms. Hooper began her career at Baxter and held positions of increasing responsibility before her appointment as Vice President, Corporate Planning. From 1988 to 1992, Ms. Hooper was President of Baxter Canada. Ms. Hooper also serves on the corporate Boards of Directors of PPG Industries, Inc., AstraZeneca PLC and UnitedHealth Group and chairs the Audit Committee for PPG. Ms. Hooper is a board member of the National Association of Corporate Directors (NACD), and is President of NACD’s Chicago Chapter. She was a commissioner on the 2004 NACD Blue Ribbon Commissions on governance. Ms. Hooper is a member of the OECD Advisory Panel on Boardroom Practices. She is a member of the Advisory board of American Telecare. Ms. Hooper is a Board member of the Center for Disease Control Foundation, and Evanston Northwestern Healthcare. Ms. Hooper was recently appointed one of the first public board members of the Center for Audit Quality, an autonomous public policy organization dedicated to improving investor confidence in the audit process. Ms. Hooper earned a B.A. in Economics from the University of Pennsylvania and an M.B.A. from the University of Chicago.

Scott L. Jaeckel has served as our director since March 4, 2004. He is a Managing Director at Thomas H. Lee Partners, L.P. Mr. Jaeckel worked at Thomas H. Lee Company from 1994 to 1996, rejoining in 1998. From 1992 to 1994, Mr. Jaeckel worked at Morgan Stanley & Co. Incorporated in the Corporate Finance Department. He currently serves as a director of Ceridian Corporation, Paramax Capital Group, Fidelity Sedgwick Holdings, Inc. and other private companies. He holds a B.A. in Economics and Mathematics from The University of Virginia and an M.B.A. from Harvard Business School.

Seth W. Lawry has served as our director since March 4, 2004. He is a Managing Director at Thomas H. Lee Partners, L.P. He is a director of various private and non-profit institutions. Mr. Lawry worked at Thomas H. Lee Company from 1989 to 1990, rejoining in 1994. From 1987 to 1989 and 1992 to 1994, Mr. Lawry worked at Morgan Stanley & Co. Incorporated in the Mergers & Acquisitions, Corporate Finance, and Equity Capital Markets departments. Mr. Lawry holds a B.A. in Economics and German Studies from Williams College and an M.B.A. from Stanford Graduate School of Business.

Thomas H. Lee has served as our director since March 4, 2004. He is Chairman and CEO of Thomas H. Lee Capital, LLC, Thomas H. Lee Capital Management, LLC and Lee Equity Partners, LLC. Thomas H. Lee Capital Management, LLC manages over $2.3 billion in the Blue Star I, LLC group of fund of hedge funds. Lee Equity Partners, LLC is engaged in the private equity business in New York City. In 1974, Mr. Lee founded the Thomas H. Lee Company, the predecessor of Thomas H. Lee Partners, L.P., and from that time until March 2006 served as its Chairman and CEO. From 1966 through 1974, Mr. Lee was with First National Bank of Boston where he directed the bank’s high technology lending group from 1968 to 1974 and became a Vice President in 1973. Prior to 1966, Mr. Lee was a securities analyst in the institutional research department of L.F. Rothschild in New York. Mr. Lee serves or has served as a director of numerous public and private companies in which he and his affiliates have invested, including Finlay Enterprises, Inc., The Smith & Wollensky Restaurant Group, Inc., Metris Companies, Inc., Vertis Holdings, Inc., Wyndham International, Inc. and Miller Import Corporation. In addition, Mr. Lee is a Member of the J.P. Morgan Chase National Advisory Board. Mr. Lee is currently a Trustee of Lincoln Center for the Performing Arts, The Museum of Modern Art, NYU Medical Center, The Rockefeller University and Whitney Museum of American Art among other civic and charitable organizations. He also serves on the Executive Committee for Harvard University’s Committee on University Resources. Mr. Lee is a 1965 graduate of Harvard College.

Ian Loring has served as our director since March 4, 2004. He is a Managing Director of Bain Capital Partners, LLC. Prior to joining Bain Capital in 1996, Mr. Loring was a Vice President at Berkshire Partners where he worked in the technology and telecommunication industries. Previously, Mr. Loring worked in the

Corporate Finance department at Drexel Burnham Lambert. He serves as a director of Cumulus Media Partners and serves on the supervisory board of NXP. He also volunteers for a variety of non-profit organizations, serving as a member of The Fessenden School Board of Trustees and the Linda Loring Nature Foundation Board of Directors. Mr. Loring received a B.A. from Trinity College and an M.B.A. from Harvard Business School.

Jonathan M. Nelson has served as our director since March 4, 2004. He is the Chief Executive Officer and founder of Providence Equity Partners, Inc. Mr. Nelson is a director of Bresnan Broadband Holdings, LLC, Hulu, Metro Goldwyn Mayer, Univision Communications, Inc. and Yankees Entertainment and Sports Network, Inc. He is also a member of the Sony Corporation Advisory Board. Mr. Nelson has also served as a director of the following public companies: AT&T Canada, Inc., Brooks Fiber Properties, Inc. (now Verizon), Eircom plc, Voice Stream Wireless Corp. (now Deutsche Telekom A.G.), Wellman Inc. and Western Wireless Corporation (now Alltel Corp.), as well as numerous privately-held companies affiliated with Providence Equity Partners Inc. and Narragansett Capital Inc. Prior to founding Providence Equity Partners in 1990, Mr. Nelson was a Managing Director of Narragansett Capital Inc., which he joined in 1983. Mr. Nelson is a trustee of Brown University. Mr. Nelson received a B.A. from Brown University and an M.B.A. from Harvard Business School.

Mark Nunnelly has served as our director since March 4, 2004. He joined Bain Capital Partners, LLC in 1990 as a Managing Director. Prior to joining Bain Capital, Mr. Nunnelly was a Vice President of Bain & Company, with experience in its domestic, Asian and European strategy practices. Previously, Mr. Nunnelly worked at Procter & Gamble in product management. He serves as a director of Domino’s Pizza, Dunkin’ Brands, OSI Restaurant Partners and other private and not for-profit corporations. Mr. Nunnelly received an A.B. from Centre College and an M.B.A. from Harvard Business School.

Scott M. Sperling has served as our director since March 4, 2004. He is a Co-President at Thomas H. Lee Partners, L.P. Mr. Sperling is also President of THLee Putnam Capital, a joint venture with Putnam Investments, one of the largest global investment management firms. Mr. Sperling is currently a director of Thermo Fisher Scientific, Inc., ProSiebenSat.1 Media AG, Vertis, Inc., Univision Communications, Inc. and several private companies. Prior to joining Thomas H. Lee Partners, Mr. Sperling was for over ten years Managing Partner of The Aeneas Group, Inc., the private capital affiliate of Harvard Management Company. Before that, he was a senior consultant with the Boston Consulting Group. He received a B.S. from Purdue University and an M.B.A. from Harvard Business School.

BOARD OF DIRECTORS AND GOVERNANCE

Role of the Board

Our business is managed under the direction of the Board of Directors. The Board of Directors has adopted Corporate Governance Guidelines outlining its duties. These guidelines can be viewed on the Company’s website at www.wmg.com under “Investor Relations” and “Corporate Governance.” The Board of Directors meets regularly to review significant developments affecting the Company and to act on matters requiring Board of Directors’ approval. The Board of Directors held 11 formal meetings during the fiscal year ended September 30, 2007 and acted eight times by written consent. Board members are requested to make attendance at Board and Board committee meetings a priority, to come to meetings prepared, having read any materials provided to the Board of Directors prior to the meeting and to participate actively in the meetings. Each incumbent director other than Messrs. Connaughton, Loring, Nelson and Nunnelly attended, in person or by telephone, at least 75% of the total number of meetings of both the Board of Directors and Board committees on which they served.

Corporate Governance

The Board of Directors and management of the Company believe that good corporate governance is an important component in enhancing investor confidence in the Company and increasing stockholder value. The imperative to continue to develop and implement best practices throughout our corporate governance structure is fundamental to our strategy to enhance performance by creating an environment that increases operational efficiency and ensures long-term productivity growth. Sound corporate governance practices also ensure alignment with stockholder interests by promoting fairness, transparency and accountability in business activities among employees, management and the Board of Directors.

The Company maintains a corporate governance page on its website which includes key information about its corporate governance initiatives, including the Company’s Corporate Governance Guidelines, Code of Conduct, and charters for each of the committees of the Board of Directors, including the Audit Committee, the Compensation Committee and the Executive, Governance and Nominating Committee. The corporate governance page can be found at www.wmg.com, by clicking on “Investor Relations” and then on “Corporate Governance.”

The Company’s corporate governance practices represent our firm commitment to the highest standards of corporate ethics, compliance with laws, financial transparency and reporting with objectivity and the highest degree of integrity. The Company’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the NYSE and the corporate governance requirements of the Sarbanes-Oxley Act of 2002. Representative steps we have taken to fulfill this commitment include, among others:

•	The Board of Directors has adopted clear corporate governance policies;

•	All members of the Audit Committee are independent;

•	The non-management and independent members of the Board of Directors meet regularly without the presence of management;

•	All employees and members of the Board of Directors are responsible for complying with our Code of Conduct and our Insider Trading Policy;

•	The charters for each committee of the Board of Directors clearly establish their respective roles and responsibilities;

•	The Company has a Chief Compliance Officer and a Deputy Compliance Officer who monitor compliance with our Code of Conduct;

•

We have a hotline available to all employees and our Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls or auditing matters to encourage employees to report questionable activities to our legal department and Audit Committee;

•	The Company’s internal audit function maintains critical oversight over the key areas of its business and financial processes and controls, and reports directly to our Audit Committee;

•	Our independent auditors report directly to the Audit Committee; and

•	We have established procedures for stockholders to communicate with the Board of Directors as described below.

Independence

An investor group consisting of Thomas H. Lee Partners, L.P. and its affiliates, Bain Capital and its affiliates and Providence Equity Partners Inc. and its affiliates (together, the “Investor Group”) currently controls more than 50% of the voting power of our common stock and we are, therefore, a “controlled company” under the NYSE rules. “Controlled companies” under those rules are companies of which more than 50% of the voting power is held by an individual, a group or another company. Each member of the investor group has filed a Statement of Beneficial Ownership on Schedule 13G relating to its respective holdings and related voting arrangements with the SEC. On this basis, we currently avail ourselves of the “controlled company” exception under the NYSE rules, which eliminates the requirements that we have a majority of independent directors on our Board of Directors and that our Compensation Committee and Executive, Governance and Nominating Committee be each composed entirely of independent directors.

Our Board of Directors consists of 13 directors, including three independent directors under the NYSE rules, Mr. Bonnie, Ms. Grann and Ms. Hooper. The Board of Directors has affirmatively determined that each of Mr. Bonnie, Ms. Grann and Ms. Hooper is independent under the criteria established by the Company’s Corporate Governance Guidelines and NYSE rules for independent board members. In addition, the Board of Directors has determined each of Mr. Bonnie, Ms. Grann and Ms. Hooper meets the additional independence criteria required for Audit Committee membership. No independent director receives any fees or compensation from the Company other than compensation received in his or her capacity as a director. Under the Company’s Corporate Governance Guidelines and NYSE rules, a director is not independent if he or she (1) has a direct or indirect material relationship with the Company or (2) otherwise does not meet the bright-line tests for independence set forth by the NYSE rules. There were no transactions, relationships or arrangements not otherwise disclosed that were considered by the Board of Directors in determining that any of the directors are independent.

The stockholders agreement described below under “Certain Relationships and Related Party Transactions” provides that the Company’s Board of Directors consist of up to 14 members, with five directors appointed by THL, three directors appointed by Bain Capital, one director appointed by Providence Equity, one director who will at all times be the Chief Executive Officer, currently Edgar Bronfman, Jr., and the other directors to be chosen unanimously by the vote of the Company’s Board of Directors. Each director designee may only be removed by the member of the Investor Group that appointed such designee. The agreement among the stockholders regarding the appointment of directors will remain until the earlier of a change of control or the last date permitted by applicable law, including any NYSE requirements. See “Certain Relationships and Related Party Transactions—Stockholders Agreement.”

Executive Sessions and Meetings of Independent Directors

The Board of Directors intends to hold executive sessions of the non-management directors following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any employee directors of the Company. At its meetings in 2007, the Board of Directors regularly met in executive sessions of non-employee directors. The Board of Directors also intends to hold executive sessions of the independent directors at least once a year. Mr. Sperling has been appointed Presiding Director by the Board of Directors for each of the executive sessions of the non-management directors. Ms. Hooper has been appointed Lead Independent Director by the Board of Directors for each of the executive sessions of the independent directors.

Board Attendance at Annual Meetings

Board members are invited to attend the Company’s annual meetings but they are not required to do so. The Company reimburses the travel expenses of any director who travels to attend the annual meetings. One member of the Board of Directors attended the Company’s fiscal 2006 annual meeting of stockholders.

Communication with the Board of Directors

The Company’s non-management and independent directors have approved a process for stockholders to communicate with directors. Pursuant to that process, stockholders, employees and others interested in communicating with the Board of Directors may communicate with the Board of Directors by sending an e-mail to BoardofDirectors@wmg.com or writing to the following address:

Warner Music Group Corp.

c/o Office of the Corporate Secretary

75 Rockefeller Plaza

New York, New York 10019

In any such communication, an interested person may also designate a particular audience, including the Presiding Director, currently Mr. Sperling, the Lead Independent Director, currently Ms. Hooper, or a committee of the Board of Directors, such as the Audit Committee. Our legal department will forward all correspondence to the Board of Directors or the particularly designated audience, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements or patently offensive or otherwise inappropriate material. Our legal department may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.

Policies Governing Director Nominations

In recommending candidates for election to the Board of Directors, the Executive, Governance and Nominating Committee considers nominees recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. The Executive, Governance and Nominating Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Generally the Executive, Governance and Nominating Committee will consider various criteria in considering whether to make a recommendation. These criteria include an expectation that directors have substantial accomplishments in their professional backgrounds, are able to make independent, analytical inquiries and exhibit practical wisdom and mature judgment. Director candidates should possess the highest personal and professional ethics, integrity and values, be committed to promoting the long-term interests of our stockholders and be able and willing to devote the necessary time to carrying out their duties and responsibilities as members of the Board. We also believe our directors should come from diverse backgrounds and experience bases. In addition, if a director will be serving on the Audit Committee, they must meet our standards for independence and be free of potential conflicts of interest. Upon selection of a qualified candidate, the Executive, Governance and Nominating committee would recommend the candidate for consideration by the full Board of Directors. The Executive, Governance and Nominating Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. To recommend a prospective nominee for the Executive, Governance and Nominating Committee’s consideration, submit the candidate’s name and qualifications to the following address:

Warner Music Group Corp.

c/o Office of the Corporate Secretary

75 Rockefeller Plaza

New York, New York 10019

When submitting candidates for nomination to be elected at the Company’s annual meeting of stockholders, stockholders must also follow the notice procedures and provide the information required by the Company’s by-laws.

In particular, for the Executive, Governance and Nominating Committee to consider a candidate recommended by a stockholder for nomination at the fiscal 2008 annual meeting of stockholders, the recommendation must be delivered or mailed to and received by our Corporate Secretary between September 27, 2008 and October 27, 2008, which are the dates not less than 90 days nor more than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the Annual Meeting (or, if the fiscal 2008 annual meeting is not held within 30 days of the anniversary of the date of the 2007 Annual Meeting, not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the 2008 annual meeting is made). Such recommendation for nomination must be in writing and include the following:

•	Name and address of the stockholder making the recommendation, as they appear on the Company’s books and records, and of such record holder’s beneficial owner;

•	Number of shares of capital stock of the Company that are owned beneficially and held of record by such stockholder and such beneficial owner;

•	Name and address of the individual recommended for consideration as a director nominee (a “Director Nominee”);

•	The principal occupation of the Director Nominee;

•	The total number of shares of capital stock of the Company that will be voted for the Director Nominee by the stockholder making the recommendation;

•

All other information relating to recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”) (including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected); and

•	A written statement from the stockholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a director.

The Corporate Secretary of the Company will promptly forward any such nominations to the Executive, Governance and Nominating Committee. Once the Executive, Governance and Nominating Committee receives the nomination of a candidate, the candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors. Nominations not made in accordance with the foregoing policy shall be disregarded by the Executive, Governance and Nominating Committee and votes cast for such nominees shall not be counted.

The stockholders agreement governs the exercise of the voting rights of certain of our stockholders with respect to election of directors and certain other material events. The parties to the stockholders agreement have agreed to vote their shares to elect the Board of Directors as set forth therein. See “Certain Relationships and Related Party Transactions—Stockholders Agreement.”

Code of Conduct

The Company has adopted a Code of Conduct as its “code of ethics” as defined by regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act of 1933”), and the Securities Exchange Act of 1934 (and in accordance with the NYSE requirements for a “code of conduct”), which applies to all of the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Conduct is available at the “Investor Relations” and “Corporate Governance” section of the Company’s website www.wmg.com. A copy of the Code of Conduct may also be obtained free of charge, from the Company upon a request directed to Warner Music Group Corp., 75 Rockefeller Plaza, New York, New York 10019, Attention: Investor Relations. The Company will promptly disclose any substantive changes in or waivers, along with reasons for the waivers, of the Code of Conduct granted to its executive officers, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and its directors by posting such information on its website at www.wmg.com under “Investor Relations” and “Corporate Governance.”

Committees of the Board of Directors

Our Board of Directors currently has an Audit Committee, a Compensation Committee and an Executive, Governance and Nominating Committee.

Audit Committee

Our Audit Committee currently consists of Ms. Hooper, who serves as chair, Mr. Bonnie and Ms. Grann. This committee held eight meetings during the last fiscal year. Ms. Hooper qualifies as our “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board of Directors has determined that each member of our Audit Committee meets the independence and experience requirements of the NYSE and the federal securities laws. We do not restrict the number of other audit committees on which members of our Audit Committee may serve. However, currently none of the members of our Audit Committee serve on the audit committees of more than three other public companies. The Audit Committee is governed by a written charter that will be reviewed, and amended if necessary, on an annual basis. The Audit Committee’s responsibilities include, among other things, (1) recommending the hiring or termination of independent auditors and approving any non-audit work performed by such auditor, (2) approving the overall scope of the audit, (3) assisting the Board in monitoring the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of the independent auditors and our internal audit function and our compliance with legal and regulatory requirements, (4) annually reviewing an independent auditors’ report describing the auditing firms’ internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, (5) discussing the annual audited and quarterly financial statements with management and the independent auditor, (6) discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, (7) discussing policies with respect to risk assessment and risk management, (8) meeting separately, periodically, with management, internal auditors and the independent auditor, (9) reviewing with the independent auditor any audit problems or difficulties and management’s response, (10) setting clear hiring policies for employees or former employees of the independent auditors, (11) annually reviewing the adequacy of the Audit Committee’s written charter, (12) reviewing with management any legal matters that may have a material impact on the Company and (13) reporting regularly to the full Board of Directors.

The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s website at www.wmg.com under “Investor Relations” and “Corporate Governance.”

The Audit Committee complies with all NYSE and legal requirements and consists entirely of independent directors.

The Audit Committee is empowered to hire outside advisors as it deems appropriate. For additional information on the Audit Committee’s role and its oversight of the independent auditor during fiscal 2007, see “Audit Committee Report.”

Compensation Committee

Our Compensation Committee currently consists of Mr. Sperling, who serves as chair, and Messrs. Lee, Lawry, Nunnelly, Nelson and Loring. This committee held six meetings during the last fiscal year. The Compensation Committee’s responsibilities include, among other things, (1) reviewing key employee compensation policies, plans and programs, (2) reviewing and approving the compensation of our chief executive officer and other executive officers, (3) developing and recommending to the Board of Directors compensation for Board members, (4) reviewing and approving employment contracts and other similar arrangements between us and our executive officers, (5) reviewing and consulting with the chief executive officer on the evaluation of executive performance and other related matters, (6) administering stock plans and other incentive compensation plans, (7) overseeing compliance with any applicable compensation reporting requirements of the SEC and (8) reviewing and making recommendations to the Board of Directors regarding long-term incentive compensation or equity compensation plans.

The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s website at www.wmg.com under “Investor Relations” and “Corporate Governance.”

As the Company is a “controlled” company, none of its Compensation Committee members are independent, as is permitted by NYSE rules.

The Compensation Committee is empowered to hire outside advisors as it deems appropriate. For additional information on the Compensation Committee’s activities, its use of outside advisors and its consideration and determination of executive compensation, see “Compensation Discussion and Analysis.”

Executive, Governance and Nominating Committee

Our Executive, Governance and Nominating Committee currently consists of Mr. Sperling, who serves as chair, and Messrs. Bronfman, Lee, Lawry, Nunnelly, Nelson and Loring. This committee held four meetings during the last fiscal year. The Executive, Governance and Nominating Committee’s responsibilities include, among other things, (1) supporting the Board of Directors in performance of its duties and responsibilities with respect to strategic outcomes, management outcomes, including leadership and compensation, and actions between meetings of the Board of Directors, (2) reporting regularly to the full Board of Directors, (3) developing and recommending criteria for selecting new directors, (4) screening and recommending to the Board of Directors individuals qualified to become directors, (5) overseeing evaluations of the Board of Directors, its members and committees of the Board of Directors and (6) establishing criteria for and leading the annual performance self-evaluation of the Board of Directors and each committee.

The Executive, Governance and Nominating Committee also monitors compliance with our Code of Conduct that covers all employees and executives and financial officers. The Board of Directors has approved and adopted a Code of Conduct for all employees, including all of our executives and financial officers, copies of which are available upon written request at no cost as described above under “—Code of Conduct.”

The Executive, Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s website at www.wmg.com under “Investor Relations” and “Corporate Governance.”

As the Company is a “controlled” company, none of its Executive, Governance and Nominating Committee members are independent, as is permitted by NYSE rules.

The Executive, Governance and Nominating Committee is empowered to hire outside advisors as it deems appropriate.

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee’s members is or has been a Company officer or employee. During fiscal 2007, none of the Company’s executive officers served on the board of directors, the compensation committee or any similar committee of another public company of which an executive officer served on our Board of Directors or Compensation Committee. Our former director, Mr. Blavatnik, who served on our Compensation Committee during fiscal 2007, had the following relationships with the Company:

Premium TV Limited

We have a number of agreements with Premium TV, a digital services provider, to develop a series of ad-supported online TV sites that will let users watch music videos for free. Pursuant to these agreements, we will distribute and monetize music-based content via specially created direct-to-consumer online platforms, or ‘digital hubs’. Subsequent to entering into these arrangements, Premium TV was acquired by Access Industries, which is controlled by Mr. Blavatnik.

Digital Access

Access Industries, which is controlled by Mr. Blavatnik, formed Digital Access through a joint venture with recorded music companies Warner Music Group Corp. and Sony BMG Music Entertainment, and Russian record labels Soyuz and Nikitin Records. Digital Access will facilitate the wholesale distribution of a wide range of local and international music products to Russia and the Commonwealth of Independent States. The Company’s total investment is limited to its pro rata portion of $3 million, which would be made over several tranches of investments by the joint venture partners. The Company will also license content to Digital Access on what it believes are “fair market” terms and will earn revenue from the exploitation of our digital assets. The initial committed term of the deal is 3 years. No revenues were generated by the joint venture in fiscal 2007. The Company paid 16% of the first tranche of $1 million investment due from all the joint venture parties, or $160,000, less expenses incurred previously incurred by the Company and deducted, bringing the net payment to $106,000. In fiscal 2007 the Company has also incurred approximately $75,000 of additional expenses, which will be recharged to Digital Access and deducted from the next tranche of investment.

DIRECTOR COMPENSATION

Our director compensation is overseen by the Compensation Committee, which makes recommendations to the Board on the appropriate amount and structure of our programs in light of then current competitive practice. The Compensation Committee typically receives advice from a compensation consultant with respect to its determination on director compensation matters.

The Board of Directors has not made any adjustments to the director compensation plan approved by the Board of Directors in May 2005. The Compensation Committee received advice from Hewitt Associates LLC, an independent compensation consulting firm that has particular experience and expertise in compensation matters for media and entertainment companies, when it originally established its director compensation plan in 2005. Hewitt was engaged by the Compensation Committee in 2005 to provide advice on director compensation by recommending a compensation program that was appropriate for companies with similar characteristics to the Company (for example, similar market capitalization and/or other entertainment or media companies). Currently, our three independent directors, Mr. Bonnie, Ms. Grann and Ms. Hooper, receive an annual retainer of $150,000. Such directors will receive an additional retainer for serving on committees or as chairs of committees. As a result, an independent director who is the chair of the Audit Committee will receive an annual retainer of $170,000 and an independent director who either serves as a member of the Audit Committee or as the chair of another committee will receive an annual retainer of $160,000. Of such annual retainer, half will be paid in restricted shares of our common stock and half will be paid in either shares of common stock or cash, at the option of the director. Directors are entitled to reimbursement of their fees incurred in connection with travel to meetings. In addition, the Company reimburses directors for fees paid to attend director education events. Directors who are not independent directors receive no separate compensation for service on the Board of Directors or Board committees.

We currently encourage all outside directors to hold a minimum amount of our common stock.

All of the shares of restricted stock granted to directors vest on the first anniversary of the related restricted stock agreement. Such shares shall be forfeited without consideration by a director at any time prior to vesting upon cessation of Board membership, with certain exceptions.

Other Compensation Information

The Company does not offer any deferred compensation plans or retirement plans to its directors.

Director Compensation in Fiscal 2007

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our non-employee directors, as of September 30, 2007, for services rendered to us during the last fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Len Blavatnik(2)	—	—	—	—	—	—	—
Shelby W. Bonnie	$80,000	$80,000	—	—	—	—	$160,000
Richard Bressler	—	—	—	—	—	—	—
John P. Connaughton	—	—	—	—	—	—	—
Phyllis E. Grann	$80,000	$80,000	—	—	—	—	$160,000
Michele J. Hooper	$85,000	$85,000	—	—	—	—	$170,000
Scott L. Jaeckel	—	—	—	—	—	—	—
Seth W. Lawry	—	—	—	—	—	—	—
Thomas H. Lee	—	—	—	—	—	—	—
Ian Loring	—	—	—	—	—	—	—
Jonathan M. Nelson	—	—	—	—	—	—	—
Mark Nunnelly	—	—	—	—	—	—	—
Scott M. Sperling	—	—	—	—	—	—	—

(1)	Reflects equity compensation expense recognized in fiscal 2007 for financial statement purposes, not including assumed forfeitures. These amounts do not solely reflect the expense we incurred with respect to fiscal 2007 equity awards, but also include expense for awards from the prior year that we are still accounting for as an expense. The grant date fair value of the fiscal 2007 awards was $80,000, $80,000 and $85,000 for Mr. Bonnie, Ms. Grann and Ms. Hooper, respectively. As of September 30, 2007, Mr. Bonnie held 9,955 shares of restricted common stock, Mr. Bressler held 5,000 shares of restricted common stock, Ms. Grann held 6,351 shares of restricted common stock and Ms. Hooper held 8,685 shares of restricted common stock, received as director compensation in the form of stock awards. Prior to joining Thomas H. Lee Partners, L.P. in 2006, Mr. Bressler served as an independent director on the Company’s Board of Directors. See “Stock Ownership of Principal Stockholders and Management” for more information.
(2)	Mr. Blavatnik resigned as a director on January 16, 2008.

STOCK OWNERSHIP OF

PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information as of January 8, 2008 with respect to the ownership of our common stock by:

•	each person known to own beneficially more than 5% of the common stock;

•	each of our directors and nominees;

•	each of our Named Executive Officers named in the summary compensation table below; and

•	all of our executive officers and directors as a group.

Notwithstanding the beneficial ownership of common stock presented below, the stockholders agreement governs how the parties to the stockholders agreement must exercise their voting rights with respect to election of directors and certain other material events. The parties to the stockholders agreement have agreed to vote their shares to elect the Board of Directors as set forth therein. See “Certain Relationships and Related Party Transactions—Stockholders Agreement.”

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Shares beneficially owned by Messrs. Bronfman, Bonnie, Cohen, Fleisher, Johnson and Zubillaga and Ms. Grann and Ms. Hooper include restricted shares that vest based upon certain service criteria described elsewhere in this Proxy Statement. With respect to unvested shares of restricted stock, such beneficial owners have sole voting power but no dispositive power.

Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise indicated, the address for each individual listed below is c/o Warner Music Group Corp., 75 Rockefeller Plaza, New York, New York 10019.

Name and address of beneficial owner	Number	Percent of Common Stock
Thomas H. Lee Funds(1)(14) c/o Thomas H. Lee Partners, L.P. 100 Federal Street, 35th Floor Boston, MA 02110	56,353,539	37.7%
Bain Capital Funds(2)(14) c/o Bain Capital, LLC 111 Huntington Avenue Boston, MA 02199	24,090,064	16.1%
Providence Equity Partners Inc.(3)(14) 50 Kennedy Plaza 18th Floor Providence, RI 02903	12,905,391	8.6%
Edgar Bronfman, Jr.(4)	8,019,989	5.4%
Len Blavatnik(5)	3,531,089	2.4%

Name and address of beneficial owner	Number	Percent of Common Stock
Shelby W. Bonnie(6)	9,955	*
Richard J. Bressler(7)	5,000	*
John P. Connaughton(8)	—	—
Phyllis E. Grann(9)	6,351	*
Michele J. Hooper(10)	8,685	*
Scott L. Jaeckel(7)	—	—
Seth W. Lawry(7)	—	—
Thomas H. Lee(7)	—	—
Ian Loring(8)	—	—
Jonathan N. Nelson(3)	—	—
Mark Nunnelly(8)	—	—
Scott M. Sperling(7)	—	—
Lyor Cohen	1,671,102	1.1%
Michael D. Fleisher(11)	816,208	*
David H. Johnson	103,494	*
Alex Zubillaga(12)	491,919	*
All directors and executive officers as a group (21 members)(13)	14,835,142	9.9%

*	Less than 1%
(1)	Based upon information regarding holdings of our common stock reported on a Schedule 13G, as amended, which was filed with the SEC on February 14, 2006, as updated to reflect a subsequent internal transfer. Includes shares of common stock owned by each of Thomas H. Lee Equity Fund V, L.P., Thomas H. Lee Parallel Fund V, L.P., Thomas H. Lee Equity (Cayman) Fund V, L.P. (collectively, the “THL Funds”), Great-West Investors LP (the “Great-West Fund”), Putnam Investments Employees’ Securities Company I LLC, Putnam Investments Employees’ Securities Company II LLC (together, the “Putnam Funds”), 1997 Thomas H. Lee Nominee Trust (the “Lee Trust”), THL WMG Equity Investors, L.P. (“THL WMG Equity”) and Thomas H. Lee Investors Limited Partnership (“Lee Investors”). The shares held by the THL Funds may be deemed to be beneficially owned by THL Equity Advisors V, LLC (“Advisors”), the general partner of each of the THL Funds. The shares held by THL WMG Equity may be deemed to be beneficially owned by Thomas H. Lee Advisors, LLC (“THL Advisors”), its general partner. Advisors and THL Advisors each disclaims beneficial ownership of such shares except to the extent of its pecuniary interest. The Putnam Funds, the Great-West Fund, the Lee Trust and Lee Investors are co-investment entities of the THL Funds and each disclaims beneficial ownership of any shares other than the shares held directly by such entity. Each of the THL Funds, Advisors, THL Advisors, Lee Investors and the Lee Trust has an address c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110. The Great-West Fund has an address c/o Great-West Life & Annuity Insurance Company, 8151 E. Orchard Road, 3T2, Greenwood Village, Colorado 80111. The Putnam Funds have an address c/o Putnam Investments, Inc., One Post Office Square, Boston, Massachusetts 02109.
(2)	Based upon information regarding holdings of our common stock reported on a Schedule 13G, as amended, which was filed with the SEC on February 14, 2007. Includes shares of common stock owned by each of Bain Capital VII Coinvestment Fund, LLC, Bain Capital Integral Investors, LLC and BCIP TCV, LLC (the “Bain Capital Funds”). Each of the Bain Capital Funds is an affiliate of Bain Capital, LLC. Bain Capital LLC disclaims beneficial ownership of such shares. Each of the Bain Capital Funds has an address c/o Bain Capital, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.
(3)

Based upon information regarding holdings of our common stock reported on a Schedule 13G, as amended, which was filed with the SEC on February 14, 2006. Includes shares of common stock owned by each of Providence Equity Partners IV, L.P. and Providence Equity Operating Partners IV, L.P. (collectively, the “Providence Funds”). Jonathan M. Nelson, a director of the Company, WMG Holdings Corp. and WMG Acquisition Corp., Glenn M. Creamer and Paul J. Salem are members and officers of Providence Equity Partners IV L.L.C., which is the general partner of Providence Equity GP IV L.P., which is the general partner of the Providence Funds, and thus may be deemed to have beneficial ownership of the shares held by the Providence Funds. Each of Messrs. Nelson, Creamer and Salem expressly disclaims beneficial ownership of such shares except to the extent of their pecuniary interest. The Providence Funds have an address c/o Providence Equity Partners Inc., 50 Kennedy Plaza, Providence, Rhode Island 02903.

(4)	Includes 3,969,790 shares of common stock held directly by three trusts for the benefit of Mr. Bronfman or a member of his immediate family, of which Mr. Bronfman is a trustee. Mr. Bronfman disclaims beneficial ownership of such shares except to the extent of his pecuniary interest. Also includes 820,986 shares of unvested restricted stock.
(5)	Represents 3,531,089 shares of common stock held directly by Access Industries Holdings LLC (“Access Industries”). Mr. Blavatnik controls Access Industries. Mr. Blavatnik disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest. Mr. Blavatnik resigned as a director on January 16, 2008.
(6)	Includes 4,558 shares of unvested restricted stock.
(7)	Mr. Lee, a director of the Company, WMG Holdings Corp. and WMG Acquisition Corp., is the former Chairman and CEO of Thomas H. Lee Partners, L.P. and disclaims any beneficial ownership of any shares beneficially owned by the Thomas H. Lee Funds except to the extent of his pecuniary interest. Mr. Lee is currently the Chairman and CEO of Lee Equity Partners, LLC. Mr. Lee has an address c/o Thomas H. Lee Capital, LLC, 767 Fifth Avenue, Suite 6A, New York, New York 10153. Messrs. Bressler, Lawry, Sperling and Jaeckel, directors of the Company, WMG Holdings Corp. and WMG Acquisition Corp., are managing directors of Thomas H. Lee Partners, L.P. and disclaim any beneficial ownership of any shares beneficially owned by the Thomas H. Lee Funds except to the extent of their pecuniary interest. Messrs. Bressler, Lawry, Sperling and Jaeckel have an address c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110.
(8)	Messrs. Connaughton, Loring and Nunnelly, directors of the Company, WMG Holdings Corp. and WMG Acquisition Corp., are managing directors of Bain Capital Partners, LLC. Each of Messrs. Connaughton, Loring and Nunnelly disclaim any beneficial ownership of any shares beneficially owned by the Bain Capital Funds except to the extent of their pecuniary interest. Messrs. Connaughton, Loring and Nunnelly have an address c/o Bain Capital, LLC, 111 Huntington Avenue, Boston, Massachusetts 02110.
(9)	Includes 4,558 shares of unvested restricted stock.
(10)	Includes 4,843 shares of unvested restricted stock.
(11)	Includes 224,052 shares of unvested restricted stock. Mr. Fleisher has pledged 368,104 of his shares of restricted stock in connection with a line of credit that may be drawn down at any time. Pursuant to the terms of the line of credit, the amount borrowed may never exceed the lesser of $1,000,000 or 15% of the value of the pledged shares at the time of any draw down. No amounts were borrowed under the line of credit as of December 31, 2007.
(12)	Includes 62,500 shares of common stock that may be acquired by Mr. Zubillaga pursuant to options held by him on or before March 8, 2008. Also includes 209,124 shares of unvested restricted stock. Mr. Zubillaga has pledged 182,194 of his shares of restricted stock in connection with a line of credit that may be drawn down at any time. Pursuant to the terms of the line of credit, the amount borrowed may never exceed 25% of the value of the pledged shares at the time of any draw down. Mr. Zubillaga has borrowed $550,000 pursuant to the pledge agreement as of December 31, 2007.
(13)	Includes 125,000 shares of common stock that may be acquired by Patrick Vien, 25,000 shares of common stock that may be acquired by Caroline Stockdale and 21,350 shares that may be acquired by Paul Robinson on or before March 8, 2008 pursuant to options held by them pursuant to individual stock option agreements.
(14)	Because of the stockholders agreement among affiliates of Thomas H. Lee Partners, L.P. (“THL”), affiliates of Bain Capital Investors, LLC (“Bain Capital”), affiliates of Providence Equity Partners, Inc. (“Providence”), Mr. Bronfman and certain other parties, THL, Bain Capital, Providence and Mr. Bronfman are deemed to be a group pursuant to Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, with respect to the common stock. The aggregate number of shares of common stock beneficially owned by THL, Bain Capital, Providence and Mr. Bronfman as of January 8, 2008 represents a majority of the Company’s outstanding shares of common stock.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of this Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

Respectfully submitted by the Compensation Committee,

Scott M. Sperling, Chair

Thomas H. Lee

Seth W. Lawry

Mark Nunnelly

Jonathan N. Nelson

Ian Loring

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

Introduction

The Compensation Committee is responsible for overseeing our compensation programs. As part of that responsibility, the Compensation Committee determines all compensation for the Chairman and CEO and the Company’s other executive officers as defined by SEC rules. For executive officers other than the Chairman and CEO, the Compensation Committee considers the recommendation of the Chairman and CEO and the Executive Vice President, Human Resources in making its compensation determinations. The Committee interacts regularly with management regarding our executive compensation initiatives and programs. The Compensation Committee has the authority to engage its own advisors and has done so. In the performance of its duties, the Compensation Committee has engaged Hewitt Associates LLC, an independent compensation consulting firm that has particular experience and expertise in compensation matters for media and entertainment companies. Hewitt was engaged to act as an independent executive compensation advisor to the Compensation Committee, providing consulting and analysis as requested. We expect that these services may include:

•	competitive market pay analyses, proxy data studies, Board of Director pay studies, dilution analyses and market trends;

•	ongoing support with regard to the latest relevant regulatory, technical, and/or accounting considerations impacting compensation and benefit programs;

•	assistance with the redesign of any compensation and benefit programs or employment agreements, if desired/needed;

•	preparation for and attendance at selected management, committee or Board of Director meetings, if desired/needed; and

•	other miscellaneous requests that occur throughout the year.

We design our executive compensation programs to attract talented executives to join the Company and motivate them to position us for long-term success, achieve superior operating results and increase stockholder value. Our executive team consists of individuals with extensive industry expertise, creative vision, strategic and operational skills, in-depth company knowledge, financial acumen and high ethical standards. We are committed to providing competitive compensation packages to ensure that we retain these executives and maintain and strengthen our position as a leading global music content company. Our executive compensation programs and the decisions made by the Compensation Committee are designed to achieve these goals.

The compensation for the Company’s Named Executive Officers (the executive officers for whom disclosure of compensation is provided in the tables below) consists of base salary and annual target bonuses. The executive officers do not receive any other compensation or benefits other than standard benefits available to all U.S. employees, which primarily consist of health plans, the opportunity to participate in the Company’s 401(k) plan, basic life insurance and accidental death insurance coverage. In addition, our executive officers receive long-term incentives in the form of equity grants.

In determining the compensation of the Named Executive Officers, the Compensation Committee seeks to establish a level of compensation that is (a) appropriate for the size and financial condition of the Company, (b) structured so as to attract and retain qualified executives and (c) tied to annual financial performance and long-term stockholder value creation.

The Company has entered into employment agreements with each of its Named Executive Officers, which establish each executive’s base salary and an annual target bonus. Pursuant to the agreements, the actual amount of each annual bonus is determined by the Compensation Committee in its sole discretion and may be higher or lower than the target range or amount. In addition, as a result of the evaluation of their roles and responsibilities, each executive officer was allowed to invest in equity of the Company or was awarded equity in the form of stock options or restricted stock in connection with their employment. The Compensation Committee believes these arrangements are reasonable and competitive compared to other companies the Company competes with for the attraction and retention of talent.

Compensation of Our Named Executive Officers

Our Named Executive Officers (NEOs) for fiscal 2007 are:

•	Edgar Bronfman, Jr. (our CEO);

•	Michael Fleisher (our CFO);

•	Lyor Cohen;

•	David H. Johnson; and

•	Alex Zubillaga.

Executive Compensation Objectives and Philosophy

Our executive compensation programs are designed to attract the very best executives to the Company, induce them to make a long-term commitment to us and reward them for their contributions to our success strategically, operationally and financially and in creating value for our stockholders. To realize these objectives, the Compensation Committee and management focus on the following key factors when considering the amount and structure of the compensation arrangements for our executives:

•

Alignment of executive and stockholder interests by providing incentives linked to operating performance and stock price performance. We are committed to creating stockholder value and believe that our executives and employees should be provided incentives through our compensation programs that align their interests with those of our stockholders. Accordingly, we provide our executives with both short-term annual cash bonus incentives linked to our operating performance and long-term equity incentives linked to stock price appreciation and/or stock performance. For information on the components of our executive compensation programs and the reasons why each is used, see “Components of Executive Compensation” below.

•

A clear link between an executive’s compensation and his or her individual contribution and performance. As further discussed below, the components of our executive compensation programs are designed to reward the achievement of certain key goals. These goals include, among other things, the successful implementation of strategic initiatives, realizing superior operating and financial performance, and other factors that we believe are important, such as the promotion of an ethical work environment and teamwork within the Company. We believe our compensation structure motivates our executives to achieve these goals and rewards them for their significant efforts and contributions to the Company and the results they achieve.

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The extremely competitive nature of the media and entertainment industry, and our need to attract and retain the most creative and talented industry leaders. We compete for talented executives in relatively high-priced markets, and the Committee takes this into consideration when making compensation decisions. For example, we compete for executives with other recorded music and music publishing companies, other entertainment companies, law firms, private ventures, investment banks and many other companies that offer high levels of compensation. We believe that our senior management team is among the best in the industry and is the right team to lead us to long-term success. Our commitment to ensuring that we are led by the right executives is a high priority, and we make our compensation decisions accordingly.

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Comparability to the practices of peers in our industry and other comparable companies generally. The Compensation Committee considers information about the practices of our peer companies and other comparable public companies, as well as evolving market practices, when making its compensation decisions. From time to time, the Compensation Committee receives independent advice on competitive practices from Hewitt and other independent sources of market trends, including literature and conference remarks on executive compensation matters. While the Compensation Committee does not benchmark compensation, the Compensation Committee does consider ranges of compensation paid by others for a particular position, both by reference to a larger comparative group of companies of similar size and stature and, more particularly, a group comprised of our direct competitors, which includes other recorded music and music publishing companies, primarily Universal, Sony BMG and EMI in recorded music and Universal, EMI and Sony/ATV in music publishing as one point of reference when making compensation decisions. The Compensation Committee makes decisions for a specific executive in its discretion, taking into consideration competitive factors and the executive’s specific qualifications, such as his or her professional experience, tenure at the Company and within the industry, leadership position within the Company, and individual performance factors.

Components of Executive Compensation

Employment Agreements

We have entered into employment agreements with all of our NEOs, the key terms of which are described below under “Summary of NEO Employment Agreements.” We believe that having employment agreements with our executives is often beneficial to us because it provides retentive value, subjects the executives to key restrictive covenants, and generally gives us a competitive advantage in the recruiting process over a company that does not offer an employment agreement. Our employment agreements set forth the terms and conditions of employment and establish the components of an executive’s compensation, which generally include the following:

•	Base salary;

•	A target annual cash bonus; and

•	Benefits, including participation in our retirement plans and health, life insurance and disability insurance plans.

Our NEO employment agreements also contain key provisions in the event of an executive’s termination or resignation, setting forth the circumstances under which an executive may resign for “good reason” or under which we may terminate the agreement “for cause,” and formalizing restrictive covenants such as commitments not to solicit our employees to leave the Company, and to protect our confidential information, among others. The circumstances that would allow an executive to terminate his or her employment for “good reason” are negotiated in connection with the employment agreement and generally include such events as substantial changes in the executive’s duties or reporting structure, relocation requirements, reductions in compensation and certain breaches by us of the agreement.

The Investor Group negotiated the original employment agreements with Mr. Bronfman and Mr. Cohen. The agreements for Mr. Bronfman and Mr. Cohen automatically extend for successive one-year terms unless either party gives written notice of non-renewal no less than ninety days prior to the annual March 1 expiration date (commencing with March 1, 2008) in which case the agreement shall end on the March 1 immediately following the receipt of such notice. As neither party to either of the agreements gave any notice of non-renewal prior to the March 1, 2008 expiration date, the agreements have automatically extended to March 1, 2009, subject to extensions for successive one-year terms as described above. The Compensation Committee, in determining to allow the agreements with Mr. Bronfman and Mr. Cohen to be automatically extended to March 1, 2009 on the same terms as the original agreements considered various factors, including the success of these executives in providing strategic leadership and direction for the Company, including with respect to corporate governance matters, managing the strategic direction of the Company, increasing operational efficiency, expanding our digital presence and communication to investors, shareholders and other important constituencies. In addition, the Compensation Committee noted that the Company made meaningful progress in many areas during the past fiscal year, including: (1) sustaining our digital leadership, (2) accelerating the transformation of the Company through completion of a global realignment plan, (3) continuing our success in artist and repertoire (“A&R”), including increasing our U.S. SoundScan album share to over 20%, a level not achieved by the Company in 10 years, (4) expanding our revenue base through numerous expanded rights deals with our recording artists and the completion of several acquisitions which will expand our revenue base beyond recorded music and music publishing and (5) stabilizing the performance of our music publishing business.

Both Mr. Bronfman’s and Mr. Cohen’s employment agreements provide that they may be terminated by Mr. Bronfman or Mr. Cohen at any time with or without “Good Reason” (as defined in their employment agreements). Their employment agreements contain standard post-employment non-solicitation covenants for one year and six months post-employment, respectively. The employment agreement for Mr. Bronfman also contains a one year post-employment non-competition covenant. Detail about the compensation our NEOs may receive upon termination of employment or resignation and other applicable terms of their employment and equity agreements that would apply in the case of termination or resignation can be found in the sections “Summary of NEO Employment and Equity Agreements” and “Potential Payments upon Termination or Change-in-Control.”

Key Considerations in Determining Executive Compensation

In general, the terms of our executive employment agreements are initially negotiated by our Chairman and CEO, Executive Vice President, Human Resources, other corporate senior executives, as appropriate, and our legal department or outside legal counsel. The key terms of the agreements for our NEOs and other executives over whose compensation the Compensation Committee has authority are presented to the Compensation Committee for consideration. When appropriate, the Compensation Committee takes an active role in the negotiation process. The Compensation Committee also establishes from time to time the general compensation principles set forth in our executive employment agreements.

During the review and approval process for the employment agreements for executives under its purview, the Compensation Committee considers the appropriate amounts for each component of compensation and the compensation design appropriate for the individual executive. In its analysis, the Compensation Committee considers the individual’s credentials, and if applicable, performance at the Company, the compensation history of the executive, input from the Compensation Committee’s independent compensation consultant on market and peer company practices, data on the compensation of individuals in comparable positions at the Company and the total projected value of the compensation package to the executive.

The following describes the components of our NEO compensation arrangements and why each is included in our executive compensation programs.

Base Salary

The cash base salary an NEO receives is determined by the Compensation Committee after considering the individual’s compensation history, the range of salaries for similar positions, the individual’s expertise and experience, and other factors the Compensation Committee believes are important, such as whether we are trying to attract the executive from another opportunity. The Compensation Committee believes it is appropriate for executives to receive a competitive level of guaranteed compensation in the form of base salary and determines the initial base salary by taking into account recommendations from management and, if deemed necessary, the Compensation Committee’s independent compensation consultant.

In cases where base salary increases are at the discretion of the Compensation Committee pursuant to the terms of an NEO’s employment agreement, increases in base salary are determined annually by the Compensation Committee in its discretion. The individual’s performance during the course of the prior year, his or her contribution to achieving the Company’s goals and objectives, and competitive data on salaries of individuals at comparable levels both within and outside of the Company are evaluated in connection with the Compensation Committee’s consideration of salary increases. For NEOs other than the Chairman and CEO, the Compensation Committee also considers the recommendation of the Chairman and CEO and the Executive Vice President, Human Resources in making its compensation determinations.

Each of our NEOs was paid base salary in accordance with the terms of their respective employment agreement in fiscal 2007. The Compensation Committee did not approve any change to base salary for any of our NEOs in fiscal 2007.

Annual Cash Bonus

Our Compensation Committee directly links the amount of the annual cash bonuses we pay to our corporate financial performance for the particular year. Each of our NEOs has a target bonus amount set forth in his employment agreement, which is stated as either a range or a set dollar amount. As noted, however, the actual amount of each annual bonus is determined by the Compensation Committee in its sole discretion and may be higher or lower than the target range or amount.

The Compensation Committee establishes performance goals for our corporate performance after considering our financial results from the prior year and annual operating budget for the coming year. It uses these performance goals to establish a target for the Company-wide bonus pool. In fiscal 2007, the performance goals related to the achievement of budgeted amounts of revenue and operating income before depreciation and amortization (or OIBDA), which equals operating income less depreciation expense and amortization expense, with achievement of revenue weighted 25% and OIBDA weighted 75%. These metrics are used because we believe they encourage executives to achieve superior operating results. In its assessment of whether the performance goals are met, the Compensation Committee may consider the nature of unusual expenses or contributors to financial results, and authorize adjustments in its sole discretion. For example, in 2007, the Compensation Committee considered and approved adjustments to increase the aggregate bonus pool amounts that would have resulted from reference to the metrics to reflect unanticipated pressures on the recorded music industry, particularly the industry-wide decline in physical music sales, which was larger than expected.

If the performance targets set by the Compensation Committee are met, the bonus pool will be set at the target amount set in the annual operating budget, subject to the Committee’s discretion. If our performance exceeds the budgeted levels of revenue and OIBDA, the bonus pool amount is generally initially increased above 100% of target calculated based on the pre-established scale. If we do not meet the budgeted performance goals, the bonus pool amount is generally initially decreased from the target amount calculated based on the pre-established scale. The actual bonus amounts allocated to the bonus pool for the entire Company are ultimately determined by the Compensation Committee in its discretion taking into account the achievement of the performance goals, qualitative factors and management’s recommendations. The Compensation Committee has the discretion to adjust the initial bonus pool amount determined by reference to the pre-established grids upwards or downwards, considering management’s recommendations, the achievement of the pre-established qualitative factors and other considerations the Compensation Committee deems appropriate.

Bonuses for our NEOs are then separately determined by the Compensation Committee in its sole discretion, and may be higher or lower than the target amounts set forth in the executives’ employment agreements. The amount our NEOs and other executives subject to the Compensation Committee’s oversight receive within the bonus pool is determined by the Compensation Committee, and for other executives and employees, by the appropriate member of management, so long as the entire bonus pool is not exceeded. For NEOs other than the Chairman and CEO, the Compensation Committee considers the recommendation of the Chairman and CEO and the Executive Vice President, Human Resources in making its bonus determinations. The Compensation Committee evaluates the performance of the Chairman and CEO annually in connection with their bonus determination. This evaluation includes a review of the executive’s achievement of the financial and non-financial goals established by the Board. Bonuses for executive officers, including our NEOs, are based on the target bonuses set forth in their employment agreements, corporate performance and other discretionary factors, including achievement of strategic objections and goals in compliance and ethics and teamwork within the Company. Bonuses for executives in our recorded music or music publishing businesses or other areas, such as international recorded music or digital, are also based on their particular segment’s or area’s performance.

In fiscal 2007, after considering the factors described above and management’s recommendations, and except as discussed below, the Committee determined that the bonuses for our NEOs would be set at amounts ranging from 45% to 60% of their respective target bonus amounts set forth in their employment agreements. The annual bonuses in 2007 for Messrs. Fleisher, Cohen, Johnson and Zubillaga were significantly lower than in the prior year, reflecting the performance of the Company, which was negatively impacted by the performance of the overall recorded music industry in 2007. This reflected the Compensation Committee’s and management’s assessment that overall corporate performance and discretionary factors justified payment of bonuses below target, although it was also recognized that our performance was in part impacted by unexpectedly challenging conditions in the recorded music industry as a whole, particularly the decline in physical music sales, and not the specific performance of the Company. In making the bonus determinations for the NEOs, other qualitative factors taken into account included the achievement of digital revenue targets, performance in internal and public financial reporting, budgeting and forecasting processes and compliance initiatives. Non-financial goals considered also included, among other items, providing strategic leadership and direction for the Company, including corporate governance matters, managing the strategic direction of the Company, increasing operational efficiency, expanding our digital presence and communication to investors, shareholders and other important constituencies.

In light of his recommendations regarding bonuses for other employees, Mr. Bronfman, our Chairman and CEO, declined to accept any bonus for fiscal 2007 and asked that the amounts he would have been entitled to be added to the bonus pool for employees other than executive officers. The Compensation Committee agreed to his request. Amounts to which Mr. Bronfman would have been entitled were reallocated to the overall Company bonus pool and distributed to employees other than executive officers.

Long-Term Equity Incentives

The Compensation Committee is responsible for establishing and administering the Company’s equity compensation programs and for awarding equity compensation to the executive officers. To date, the sole forms of equity compensation awarded to or purchased by officers and employees have been restricted stock and stock options. The Compensation Committee believes that restricted stock and stock options are an important part of overall compensation because they align the interests of officers and other employees with those of stockholders and create incentives to maximize long-term stockholder value.

The Compensation Committee determines the number of stock options or shares of restricted stock granted or sold to each executive officer based on the total amount of equity awards available under outstanding plans and the responsibility and overall compensation of each executive officer. In general, executive officers and other employees have received an initial grant of equity in the form of restricted stock (either purchased or awarded) or stock options, usually at the time of their initial employment (or, for those employed at such time, in connection with the acquisition of the Company from Time Warner in 2004). On occasion, the Compensation Committee may grant additional equity awards to recognize increased responsibilities or special contributions, to attract new hires to the Company, to retain executives or to recognize other special circumstances.

In fiscal 2007, the Company awarded additional restricted stock and stock options to Alex Zubillaga in connection with the amendment of his employment contract. In determining the size of the equity award, the Compensation Committee considered Mr. Zubillaga’s performance with the Company, his contribution to achieving the Company’s goals and objectives and competitive data on salaries of individuals at comparable levels both within and outside of the Company.

Tax Deductibility of Performance-Based Compensation and Other Tax Considerations

Where appropriate, and after taking into account various considerations, we structure our executive employment agreements and compensation programs to allow us to take a tax deduction for the compensation we pay to our executives. Our Amended and Restated 2005 Omnibus Award Plan is designed to be compliant with the requirements of Section 162(m) of the Code (“Section 162(m)”).

Most of the Company’s employment agreements with its NEOs were in place prior to its initial public offering and are, as a result, not currently subject to Section 162(m). Section 162(m), which places limits on the tax deductibility of executive compensation for publicly traded companies, disallows deductions for compensation in excess of $1,000,000 per year paid to the NEOs, unless such compensation is performance-based, is approved by stockholders, and meets certain other requirements. Since the Company had existing employment agreements with its most highly compensated officers at the time of its initial public offering, the compensation paid to them under the contracts was “grandfathered” by regulations promulgated under Section 162(m). However, this grandfathered period will end after a specified period of time or upon the termination or amendment of these agreements. Because the employment agreements for some of our NEOs have been amended subsequent to our initial public offering, or are due to expire in fiscal 2008, in order to maximize deductibility of future executive compensation under Section 162(m), our NEOs who will be subject to Section 162(m) will participate in the Amended 2005 Plan in fiscal 2008.

Therefore, beginning with fiscal 2008, the Company has implemented procedures to ensure that performance-based compensation will be deductible under Section 162(m) when the employment agreements for our NEOs subject to Section 162(m) are no longer “grandfathered.” The Company did not have similar procedures in place for prior fiscal years. Under these procedures, at the outset of each fiscal year, the Compensation Committee will establish Section 162(m) performance targets for the components of the executive’s compensation that are performance based. The targets will be used solely for setting a maximum amount of bonus for which our NEOs are eligible for Section 162(m) purposes at various target thresholds. For example, cash bonuses may be conditioned on the achievement of a specified amount of budgeted OIBDA. OIBDA is among the measures used by management to gauge operating performance and is used by investors, analysts and peer companies to value the Company and compare our performance to that of our peers. In December 2007, the Compensation Committee determined that the performance targets for fiscal 2008 would relate to the achievement of specified levels of budgeted OIBDA.

The Compensation Committee sets the Section 162(m) performance targets at levels that are challenging, but that the Compensation Committee believes are reasonably obtainable even though the achievement of the goal is substantially uncertain at the time it is set. This allows us to take a tax deduction for the performance-based components of an executive’s compensation. If the maximum Section 162(m) performance target is met in a given year, our NEOs are eligible to earn an annual cash bonus no greater than the maximum amount permitted under the Amended 2005 Plan of $10 million for Messrs. Bronfman and Cohen and four times their target bonuses in effect at the beginning of the year for the other NEOs. If the maximum Section 162(m) performance target is not met, the maximum amount of bonus our NEOs are eligible to earn is decreased on a pre-established scale to reflect the maximum bonus established for the actual target level of performance achieved. In practice, however, the Compensation Committee exercises its negative discretion and, even if our NEOs are eligible for the maximum bonus amounts described, sets the actual bonus compensation by reference to the lower target bonus amount set forth in the respective employment agreements using the discretionary factors described above.

We are in the process of reviewing our deferred compensation arrangements to determine what changes might be necessary, if any, to be in compliance with Section 409A by the December 31, 2008 deadline.

Benefits

Our NEOs also receive health coverage, life insurance, disability benefits and other similar benefits in the same manner as our employees generally.

Other Compensation Information

The Company does not offer any deferred compensation plans to its executive officers.

The Company does not offer any retirement plans or other pension benefits to its executive officers, other than the 401(k) plan generally available to employees. In accordance with the terms of the Company’s 401(k) plan, the Company matches, in cash, 50% of amounts contributed to that plan by each plan participant, up to 6% of eligible pay, up to a maximum of $225,000 of eligible pay. The matching contribution made by the Company is subject to vesting, based on continued employment, with 25% scheduled to vest on each of the second through fifth anniversaries of the employee’s date of hire.

Perquisites

We generally do not provide perquisites to our NEOs.

Other Compensation Policies

Timing of Equity Grants

All of our equity grants require the approval of the Compensation Committee. We do not have a plan or practice designed to time equity grants in coordination with the release of material non-public information. Pursuant to a policy adopted by our Compensation Committee in 2006 we only make grants on one day each month, on or about the 15th of each month. Therefore, grants are generally made as of the 15th of the first month following approval of any such grants by the Compensation Committee. For certain newly hired executives, and, occasionally upon entering into new or amended employment agreements with existing executives, grants are generally made on the later of the first 15th of the month following approval of such grants by the Compensation Committee and the first 15th of the month following the execution of the employment agreement by both parties.

Pledges and Hedges of Stock

All hedges of the Company’s common stock by executive officers or employees of the Company are prohibited. In addition, pledges of our securities are prohibited unless the executive officer or employee first obtains approval in accordance with procedures set by the Compensation Committee from time to time. See “Stock Ownership of Principal Stockholders and Management.”

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers who served in such capacities at September 30, 2007, collectively known as our Named Executive Officers, or NEOs, for services rendered to us during the last fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Edgar Bronfman, Jr.	2007	$1,000,000	—	—	—	—	—	$2,419,855	$3,419,855
Chief Executive Officer
Michael D. Fleisher	2007	$800,000	$384,000	$1,537,545	—	—	—	$517,886	$3,239,431
Chief Financial Officer
Lyor Cohen	2007	$1,500,000	$1,500,000	$203,546	—	—	—	$1,371,206	$4,574,752
CEO, U.S. Recorded Music
David H. Johnson	2007	$700,000	$480,000	$208,869	—	—	—	$64,718	$1,453,587
CEO, Warner/Chappell Music
Alex Zubillaga	2007	$750,000	$405,000	$1,137,133	$701,097	—	—	$52,756	$3,045,986
Executive Vice President

(1)	Represents cash bonus amounts in respect of fiscal 2007 performance paid in December 2007. Mr. Bronfman declined to accept any bonus for fiscal 2007. See “Compensation Discussion & Analysis” for additional information.
(2)	Reflects equity compensation expense recognized in fiscal 2007 for financial statement purposes not including assumed forfeitures. These amounts do not solely reflect the expense we incurred with respect to fiscal 2007 equity awards, but also include expense for awards from prior years that we are still accounting for as an expense. Grant date fair value assumptions are disclosed in Note 15, Stock-Based Compensation Plans, to our Consolidated Financial Statements found in our Annual Report on Form 10-K for the year ended September 30, 2007. For information on the grant date fair value of awards granted in fiscal 2007, see the “Grants of Plan-Based Awards in Fiscal 2007” table.
(3)	Represents dividends paid on restricted stock held by each of the NEOs in fiscal 2007.

Grants of Plan-Based Awards in Fiscal 2007

The following table provides supplemental information relating to grants of plan-based awards.

The only grants made in fiscal 2007 to any NEOs were made to Mr. Zubillaga. The grants to Mr. Zubillaga set forth below were made in connection with his signing of an amendment to his employment agreement with the Company. All of our stock option grants have an exercise price equal to the closing price of our common stock on the date of grant. Mr. Zubillaga entered into the amendment to his employment agreement on February 7, 2007 and, in accordance with the Company’s policies described above under “Other Compensation Policies—Timing of Equity Grants,” his equity grants approved in connection with this amendment were awarded with grant dates of February 15, 2007.

Name	Grant Date	Date of Board Action, if Different from Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Edgar Bronfman, Jr.	N/A	N/A	—	—	—	—	—	—	—	—	—	—
Michael D. Fleisher	N/A	N/A	—	—	—	—	—	—	—	—	—	—
Lyor Cohen	N/A	N/A	—	—	—	—	—	—	—	—	—	—
David H. Johnson	N/A	N/A	—	—	—	—	—	—	—	—	—	—
Alex Zubillaga	2/15/2007	12/6/2006	—	—	—	—	—	—	179,250	—	—	$3,248,010
	2/15/2007	12/6/2006	—	—	—	—	—	—	—	250,000	$18.47	$2,292,500

(1)	Grant date fair value assumptions are disclosed in Note 15, Stock-Based Compensation Plans, to our Consolidated Financial Statements found in our Annual Report on Form 10-K for the year ended September 30, 2007. Both the shares of restricted common stock and the stock options received by Mr. Zubillaga in fiscal 2007 will vest in four equal installments on February 15, 2008, 2009, 2010 and 2011.

Summary of NEO Employment and Equity Agreements

Employment Agreement with Edgar Bronfman, Jr.

Mr. Bronfman is party to an employment agreement with our wholly owned subsidiary, WMG Acquisition Corp., which took effect on March 1, 2004, pursuant to which he serves as our Chairman of the Board and CEO. The employment agreement expires on March 1, 2008 but is automatically extended for successive one-year terms unless either party gives written notice of non-renewal no less than ninety days prior to the annual March 1 expiration date (commencing with March 1, 2008), in which case the agreement shall end on the March 1 immediately following the receipt of such notice. As neither party to the agreement gave any notice of non-renewal, the agreement has automatically extended to March 1, 2009, subject to extensions for successive one-year terms as described above. The employment agreement provides that Mr. Bronfman is paid an annual base salary of at least $1,000,000, subject to discretionary increases from time to time by the Board of Directors or Compensation Committee. Mr. Bronfman is also eligible to receive an annual cash bonus, with a target of 300% of his base salary and a maximum of up to 600% of his base salary.

In the event WMG Acquisition Corp. terminates his employment agreement for any reason other than for cause or if Mr. Bronfman terminates his employment for good reason, as defined in the agreement, Mr. Bronfman will be entitled to severance benefits equal to: one year of his then-current base salary and target bonus; a pro-rated annual bonus; and continued participation in WMG Acquisition Corp.’s group health and life insurance plans for up to one year after termination. Mr. Bronfman may terminate his employment with or without “Good Reason” (as defined in his employment agreement).

The employment agreement also contains standard covenants relating to confidentiality and assignment of intellectual property rights and one year post-employment non-solicitation and non-competition covenants.

Mr. Bronfman purchased 3,283,944 shares of the Company’s common stock through a restricted stock agreement. The restricted stock agreement provides that (1) one-third of the restricted shares generally vest in four equal installments on the day prior to each of the first through fourth anniversaries of the effective date of the restricted stock agreement (March 1, 2004), subject to Mr. Bronfman’s continued employment on each such vesting date and (2) the remainder generally vests based on the occurrence of both a service condition (which is the same as the service condition described with respect to the service-based portion of the restricted shares) and a performance condition, which is met if, following an initial public offering or certain other events (including a change in control), a specified investment return is achieved by the investors (one-half of such shares requires one return level and the other one-half requires a higher return level). The performance-based portion also vests (1) subject to Mr. Bronfman’s continued employment, on the day prior to the seventh anniversary of the effective date of the restricted stock agreement and (2) on its Initial Call Date (as defined) following certain terminations of employment upon which certain performance targets are achieved. All of the performance-based requirements have been achieved for all of these grants, therefore, only the service condition remains as a vesting requirement. Further, the service-based portion of the restricted shares and the service condition applicable to the performance-based portion will vest upon certain terminations of employment following or in anticipation of a Change in Control (as defined). Upon any termination of Mr. Bronfman’s employment, the restricted stock may be purchased by the Company (or its subsidiary). Such stock is subject to provisions regarding vesting, forfeiture and repurchase contained in that agreement and is also subject to the stockholders agreement described under “Certain Relationships and Related Party Transactions.” 75% of the shares of restricted stock were vested as of September 30, 2007. The remainder will vest on March 1, 2008.

APPAC, a minority shareholder group of Vivendi Universal, initiated an inquiry in the Paris Court of Appeal into various issues relating to Vivendi, including Vivendi’s financial disclosures, the appropriateness of executive compensation, and trading in Vivendi stock by certain individuals previously associated with the company. The inquiry has encompassed certain trading by Mr. Bronfman in Vivendi stock. Several individuals, including Mr. Bronfman and the former CEO, CFO and COO of Vivendi, have been given the status of “mise en examen” in connection with the inquiry. Although there is no equivalent to “mise en examen” in the U.S. system of jurisprudence, it is a preliminary stage of proceedings, and no charges have been made or filed. The outcome of the inquiry or of any subsequent proceedings with respect to Mr. Bronfman is uncertain at this time. Mr. Bronfman believes that his trading in Vivendi stock was at all times proper.

Employment Agreement with Michael D. Fleisher

Warner Music Inc. entered into an employment agreement with Mr. Fleisher on December 21, 2004 under which Mr. Fleisher serves as Executive Vice President and Chief Financial Officer. The employment agreement provides for a four-year term beginning on January 1, 2005. Under the terms of the employment agreement, Mr. Fleisher is paid a salary equal to $800,000. Mr. Fleisher is also eligible to receive an annual cash bonus, with a target of $800,000.

In the event Warner Music Inc. terminates the employment agreement for any reason other than cause or if Mr. Fleisher terminates his employment for good reason, as defined in the agreement, Mr. Fleisher will be entitled to severance benefits equal to: one year of his then-current base salary and target bonus; a pro-rated annual bonus; and continued participation in WMG Acquisition Corp.’s group health and life insurance plans for up to one year after termination. Mr. Fleisher may terminate his employment with or without “Good Reason” (as defined in his employment agreement).

The employment agreement also contains standard covenants relating to confidentiality, assignment of intellectual property rights and six-month post-employment non-solicitation covenants.

Mr. Fleisher purchased 896,208 shares of the Company’s common stock through a restricted stock agreement. The restricted stock agreement provides that (1) one-third of the restricted shares generally vest in four equal installments on the day prior to each of the first through fourth anniversaries of the vesting commencement date set forth in the restricted stock agreement (December 21, 2004), subject to Mr. Fleisher’s continued employment on each such vesting date and (2) the remainder generally vests based on the occurrence of both a service condition (which is the same as the service condition described with respect to the service-based portion of the restricted shares) and a performance condition, which is met if, following an initial public offering or certain other events (including a change in control), a specified investment return is achieved by the investors (one-half of such shares requires one return level and the other one-half requires a higher return level). The performance-based portion also vests, subject to Mr. Fleisher’s continued employment, on the day prior to the seventh anniversary of the effective date of the restricted stock agreement. All of the performance-based requirements have been achieved for all of these grants, therefore, only the service condition remains as a vesting requirement. Further, the service-based portion of the restricted shares and the service condition applicable to the performance-based portion will vest upon certain terminations of employment following or in anticipation of a change in control (as defined). The restricted stock may be purchased by the Company (or its subsidiary) upon any termination of employment. Such stock is also subject to the stockholders agreement described under “Certain Relationships and Related Party Transactions.” One-half of the shares of restricted stock were vested as of September 30, 2007. An additional one-quarter of the shares vested on December 21, 2007 and the remaining one-quarter of the shares will vest on December 21, 2008.

Employment Agreement with Lyor Cohen

WMG Acquisition Corp. entered into an employment agreement with Mr. Cohen on January 25, 2004 under which Mr. Cohen serves as Chairman and CEO of U.S. Recorded Music. The employment agreement provides for a four-year term beginning on March 1, 2004, but is automatically extended for successive one-year terms unless either party gives written notice of non-renewal no less than ninety days prior to the annual March 1 expiration date (commencing with March 1, 2008), in which case the agreement shall end on the March 1 immediately following the receipt of such notice. As neither party to the agreement gave notice of non-renewal in 2007, the agreement has automatically extended to March 1, 2009, subject to extensions for successive one-year terms as described above. Under the terms of the employment agreement, Mr. Cohen was paid a salary equal to $1,000,000 for the first year of his employment, and thereafter, is paid an annual base salary of at least

$1,500,000, subject to discretionary increases from time to time by the Board of Directors or Compensation Committee. Mr. Cohen is also eligible to receive an annual cash bonus, with a target of $2,500,000 and a maximum of $5,000,000.

In the event of a change of control of the Company or certain other events and subject to certain conditions, Mr. Cohen will receive a one-time cash bonus of up to $10,000,000 depending on the amount of cash consideration received by the members of the Investor Group that financed the acquisition of the Company from Time Warner in 2004. In the event WMG Acquisition Corp. terminates the employment agreement for any reason other than cause or if Mr. Cohen terminates his employment for good reason, as defined in the agreement, Mr. Cohen will be entitled to severance benefits equal to: one year of his then-current base salary and target bonus; a pro-rated annual bonus; and continued participation in Warner Music Group’s group health and life insurance plans for up to one year after termination. Mr. Cohen may terminate his employment agreement with or without “Good Reason” (as defined in his employment agreement).

The employment agreement also contains standard covenants relating to confidentiality, assignment of intellectual property rights and six-month post employment non-solicitation covenants.

WMG Acquisition Corp. also agreed to pay Mr. Cohen a starting bonus equal to the greater of $1,000,000 or 59% of the fair market value, as of March 1, 2004, of the shares of common stock of the Company granted to him at that time. The Company granted to Mr. Cohen 2,390,102 shares of its common stock. The restricted stock agreement provides that (1) one-third of the restricted shares generally vest in four equal installments on the day prior to each of the first through fourth anniversaries of the effective date of the restricted stock agreement (March 1, 2004), subject to Mr. Cohen’s continued employment on each such vesting date and (2) the remainder generally vests based on the occurrence of both a service condition (which is the same as the service condition described with respect to the service-based portion of the restricted shares) and a performance condition, which is met if, following an initial public offering or certain other events (including a change in control), a specified investment return is achieved by the investors (one-half of such shares requires one return level and the other one-half requires a different return level). All of the performance-based requirements have been achieved for all of these grants, therefore, only the service condition remains as a vesting requirement. In addition, all unvested restricted stock vests, subject to Mr. Cohen’s continued employment, on the day prior to the seventh anniversary of the effective date of the restricted stock agreement or upon termination of Mr. Cohen’s employment for specified reasons. Further, the service-based portion of the restricted shares and the service condition applicable to the performance-based portion will vest upon a change in control (as defined). The vested restricted stock may also be purchased by the Company (or its subsidiary) upon any termination of employment. Such stock is also subject to the stockholders agreement described under “Certain Relationships and Related Party Transactions.” 75% of the shares of restricted stock were vested as of September 30, 2007. The remainder will vest on March 1, 2008.

Employment Agreement with David H. Johnson

Warner Music Inc. entered into an employment agreement with Mr. Johnson dated December 15, 1998. On March 1, 2004, WMG Acquisition Corp. assumed Mr. Johnson’s employment agreement. The Company entered into an employment agreement amendment, effective as of April 1, 2007, with Mr. Johnson, under which he will serve as Chairman and CEO of Warner/Chappell Music Inc. The amendment extends the term of Mr. Johnson’s employment agreement through June 30, 2008. Under the terms of the amendment, Mr. Johnson will be paid an annual salary equal to $700,000. Mr. Johnson is also eligible to receive an annual cash bonus, with a target of $800,000.

In the event that Mr. Johnson’s employment is terminated for any reason other than cause, or if he terminates his employment for good reason, as defined in the agreement, the amendment provides that his severance payment would equal one year of salary plus one year of bonus target, plus a pro rata bonus for the year of termination. In the event of non-renewal of his agreement, Mr. Johnson would receive a payment equal to one year of salary plus one year of bonus target, plus a pro rata bonus for the year of termination. Other terms of his agreement remain unchanged by the amendment.

The employment agreement, as amended, also contains standard covenants relating to confidentiality.

Mr. Johnson purchased 119,494 shares of the Company’s common stock through a restricted stock agreement. The restricted stock agreement provides that (1) one-third of the restricted shares generally vest in four equal installments on the day prior to each of the first through fourth anniversaries of the vesting commencement date set forth in the restricted stock agreement (October 1, 2004), subject to Mr. Johnson’s continued employment on each such vesting date and (2) the remainder generally vests based on the occurrence of both a service condition (which is the same as the service condition described with respect to the service-based portion of the restricted shares) and a performance condition, which is met if, following an initial public offering or certain other events (including a change in control), a specified investment return is achieved by the investors (one-half of such shares requires one return level and the other one-half requires a higher return level). The performance-based portion also vests, subject to Mr. Johnson’s continued employment, on the day prior to the seventh anniversary of the effective date of the restricted stock agreement (January 28, 2005). All of the performance-based requirements have been achieved for all of these grants, therefore, only the service condition remains as a vesting requirement. Further, the service-based portion of the restricted shares and the service condition applicable to the performance-based portion will vest upon certain terminations of employment following or in anticipation of a change in control (as defined). The restricted stock may be purchased by the Company (or its subsidiary) upon any termination of employment. Such stock is also subject to the stockholders agreement described under “Certain Relationships and Related Party Transactions.” One-half of the shares of restricted stock were vested as of September 30, 2007. An additional one-quarter of the shares vested on October 1, 2007 and the remaining one-quarter will vest on October 1, 2008.

Employment Agreement with Alex Zubillaga

On February 7, 2007, Warner Music Inc. entered into an employment agreement amendment, effective as of January 1, 2007, with Mr. Zubillaga, under which Mr. Zubillaga will continue to serve as Executive Vice President, Digital Strategy and Business Development for the Company. The amendment provides for a three-year term beginning on January 1, 2007. Under the terms of the amendment, Mr. Zubillaga will be paid an annual salary equal to $750,000. Mr. Zubillaga is also eligible to receive an annual cash bonus, with a target of $900,000, effective with respect to his fiscal 2007 bonus and thereafter.

In the event that the Company terminates his employment agreement for any reason other than cause or if Mr. Zubillaga terminates his employment for good reason, as defined in the agreement, Mr. Zubillaga will be entitled to severance benefits equal to one year of salary and bonus target plus a pro rata portion of his target bonus with respect to the year in which such termination occurs.

The employment agreement, as amended, also contains standard covenants relating to confidentiality and assignment of intellectual property rights.

Mr. Zubillaga purchased 119,494 shares of the Company’s common stock through a restricted stock agreement. The restricted stock agreement provides that (1) one-third of the restricted shares generally vest in four equal installments on the day prior to each of the first through fourth anniversaries of the vesting commencement date set forth in the restricted stock agreement (October 1, 2004), subject to Mr. Zubillaga’s continued employment on each such vesting date and (2) the remainder generally vests based on the occurrence of both a service condition (which is the same as the service condition described with respect to the service-based portion of the restricted shares) and a performance condition, which is met if, following an initial public offering or certain other events (including a change in control), a specified investment return is achieved by the investors (one-half of such shares requires one return level and the other one-half requires a higher return level). The performance-based portion also vests, subject to Mr. Zubillaga’s continued employment, on the day prior to the seventh anniversary of the effective date of the restricted stock agreement (October 1, 2004). All of the performance-based requirements have been achieved for all of these grants, therefore, only the service condition remains as a vesting requirement. Further, the service-based portion of the restricted shares and the service condition applicable to the performance-based portion will vest upon certain terminations of employment following or in anticipation of a change in control (as defined). The restricted stock may be purchased by the Company (or its subsidiary) upon any termination of employment. Such stock is also subject to the stockholders agreement described under “Certain Relationships and Related Party Transactions.” One-half of the shares of restricted stock were vested as of September 30, 2007. An additional one-quarter of the shares vested on October 1, 2007 and the remaining one-quarter will vest on October 1, 2008.

In connection with the amendment to Mr. Zubillaga’s employment agreement, he received the grants of restricted common stock and stock options described above under “Grants of Plan-Based Awards in Fiscal 2007.”

Fiscal 2007 Equity Grants

In connection with the amendment to his employment agreement described above, Mr. Zubillaga was granted restricted stock with a grant date of February 15, 2007, as described above under “Grants of Plan-Based Awards in Fiscal 2007.” The restricted shares generally vest in four equal installments on the day prior to each of the first through fourth anniversaries of the effective date of his restricted stock award agreement, subject to the employee’s continued employment.

Mr. Zubillaga also was granted a stock option with a grant date of February 15, 2007, as described above under “Grants of Plan-Based Awards in Fiscal 2007.” The option granted to Mr. Zubillaga generally has a 10-year term. The shares covered by the option generally vest and become exercisable in four equal installments on the day prior to each of the first through fourth anniversaries of the grant date of his stock option agreement, subject to the employee’s continued employment.

Outstanding Equity Awards at 2007 Fiscal-Year End

The following table provides information regarding outstanding awards made to our Named Executive Officers as of our most recent fiscal year end, September 30, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Edgar Bronfman, Jr.	—	—	—	—	—	820,986	8,291,958	—	—
Michael D. Fleisher	—	—	—	—	—	448,104	4,525,850	—	—
Lyor Cohen	—	—	—	—	—	597,526	6,035,012	—	—
David H. Johnson	—	—	—	—	—	59,747	603,444	—	—
Alex Zubillaga	—	250,000	—	$18.47	2/14/2014	238,997	2,413,869	—	—

(1)	Restricted stock grants for Messrs. Bronfman and Cohen will be fully vested on March 1, 2008. Mr. Johnson has 29,873 shares of restricted stock that vested on October 1, 2007 and 29,874 shares that vest on October 1, 2008. Mr. Fleisher has 224,052 shares of restricted stock that vested on December 21, 2007 and 224,052 shares that vest on December 21, 2008. Mr. Zubillaga has 29,873 shares of restricted stock that vested on October 1, 2007, 29,874 shares that vest on October 1, 2008 and 179,250 shares of restricted stock that vest in equal installments on February 15, 2008, 2009, 2010 and 2011. Mr. Zubillaga also has 250,000 options that vest in equal installments on February 15, 2008, 2009, 2010 and 2011.
(2)	Calculations of market value of shares of stock that have not vested as of September 30, 2007 reflect the closing price of our common stock on September 28, 2007 (the last business day before that date) on the New York Stock Exchange ($10.10). The closing price of our common stock on January 8, 2008 was $4.87.

Option Exercises and Stock Vested in Fiscal 2007

The following table provides information regarding the amounts received by our Named Executive Officers upon exercise of options or similar instruments or the vesting of stock or similar instruments during our most recent fiscal year ended September 30, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(6)
Edgar Bronfman, Jr.	—	—	820,986	(1)	$16,074,905
Michael D. Fleisher	—	—	224,052	(2)	$5,265,222
Lyor Cohen	—	—	597,526	(3)	$11,699,599
David H. Johnson	—	—	29,874	(4)	$775,230
Alex Zubillaga	—	—	29,874	(5)	$775,230

(1)	Represents the vesting of 25% of Mr. Bronfman’s March 1, 2004 restricted stock grant in accordance with the terms of the grant. The closing price of our common stock on March 1, 2007, the date of vesting, was $19.58.
(2)	Represents the vesting of 25% of Mr. Fleisher’s December 21, 2004 restricted stock grant in accordance with the terms of the grant. The closing price of our common stock on December 21, 2006, the date of vesting, was $23.50.
(3)	Represents the vesting of 25% of Mr. Cohen’s March 1, 2004 restricted stock grant in accordance with the terms of the grant. The closing price of our common stock on March 1, 2007, the date of vesting, was $19.58.
(4)	Represents the vesting of 25% of Mr. Johnson’s January 28, 2005 restricted stock grant in accordance with the terms of the grant. The closing price of our common stock on September 29, 2006, the last business day prior to October 1, 2006, the date of vesting, was $25.95.
(5)	Represents the vesting of 25% of Mr. Zubillaga’s October 1, 2004 restricted stock grant in accordance with the terms of the grant. The closing price of our common stock on September 29, 2006, the last business day prior to October 1, 2006, the date of vesting, was $25.95.
(6)	Calculations of market value of shares of stock acquired on vesting reflect the market price of our common stock on date of vesting as reflected in footnotes (1) through (5) above. The closing price of our common stock on January 8, 2008 was $4.87. Certain of the NEOs purchased their shares of restricted common stock for the amounts set forth in their respective equity agreements described under “Summary of NEO Employment and Equity Agreements” above.

Potential Payments upon Termination or Change-In-Control

We have entered into certain employment and equity agreements and maintain certain plans that, by their terms, will require us to provide compensation and other benefits to our NEOs if their employment terminates or they resign or upon a change in control.

The following discussion summarizes the potential payments upon a termination of employment in various circumstances. The amounts discussed apply the assumption that employment terminated on September 30, 2007, and calculations of equity awards reflect the closing price of our common stock on September 28, 2007 (the last business day before that date) on the New York Stock Exchange ($10.10) and the NEO does not become employed by a new employer or return to work for the Company.

The amounts set forth below do not include accrued obligations such as salary and bonus amounts payable with respect to days previously worked, accrued vacation time and other accrued amounts that were fully earned and vested as of September 30, 2007 and would be payable in connection with the executive’s employment as these are available generally to all salaried employees of the Company and do not discriminate in scope, terms or operation in favor of executive officers.

See “Summary of NEO Employment and Equity Agreements” above for a description of their respective agreements.

Estimated Benefits upon Termination for “Cause” or Resignation Without “Good Reason”

In the event an NEO is terminated for “Cause,” or resigns without “Good Reason” as such terms are defined below, the NEO is only eligible to receive compensation and benefits accrued through the date of termination. Therefore, no amounts other than accrued amounts would be payable to Messrs. Bronfman, Fleisher, Cohen, Johnson and Zubillaga in this instance pursuant to their employment agreements.

In the event of such a termination or resignation, our NEOs would be eligible for certain payments under their equity agreements. None of our NEOs had any stock options that were vested as of September 30, 2007. Unvested shares of restricted stock are subject to a call option at the lower of the initial amount paid for such shares or the fair market value of such shares on the date of termination. Vested restricted shares are subject to a call option at the fair market value of the shares on the date of termination. The call option in each case is at the Company’s option. Vested and unvested options will terminate effective upon the date of termination. Therefore, assuming the Company exercised the call option for all unvested restricted stock for each NEO as of September 30, 2007, as the initial price paid was less than the fair market value on such date in each case, the NEOs would be entitled to payments of $722,468, $466,028, $62,136 and $62,136 for Messrs. Bronfman, Fleisher, Johnson and Zubillaga, respectively, pursuant to their equity agreements.

	Salary (other than accrued amounts)	Target Bonus	Equity Awards(1)	Benefits(3)	Total
Edgar Bronfman, Jr.	—	—	$722,468	—	$722,468
Michael D. Fleisher	—	—	$466,028	—	$466,028
Lyor Cohen	—	—	—	—	—
David H. Johnson	—	—	$62,136	—	$62,136
Alex Zubillaga	—	—	$62,136	—	$62,136

(1)	Amounts are based on the initial price paid for the shares of restricted stock by the respective NEOs pursuant to their equity agreements described further above under “Summary of NEO Employment and Equity Agreements.”

Estimated Benefits upon Termination without “Cause” or Resignation for “Good Reason”

Upon termination without Cause or resignation for Good Reason, each of our NEOs are entitled to severance benefits equal to: one year of his then-current base salary and target bonus; a pro-rated annual bonus; and continued participation in WMG Acquisition Corp.’s group health and life insurance plans for up to one year after termination. None of the NEOs have restricted stock or options that would vest upon a termination without Cause or resignation for Good Reason.

	Salary (other than accrued amounts)	Target Bonus		Equity Awards	Benefits(3)	Total
Edgar Bronfman, Jr.	$1,000,000	$6,000,000	(1)	—	$50,000	$7,050,000
Michael D. Fleisher	$800,000	$1,600,000	(2)	—	$50,000	$2,450,000
Lyor Cohen	$1,500,000	$5,000,000	(2)	—	$50,000	$6,550,000
David H. Johnson	$700,000	$1,600,000	(2)	—	$50,000	$2,350,000
Alex Zubillaga	$750,000	$1,800,000	(2)	—	$50,000	$2,600,000

(1)	Represents the mid-point of Mr. Bronfman’s target bonus of $0-$6,000,000 plus one year of pro-rata bonus at the mid-point of the target bonus range for the year of termination (assuming a full year of employment in the year of termination).
(2)	Represents two times the NEO’s target bonus, representing the target bonus and a full year of pro-rated target bonus for the year of termination (assuming a full year of employment in the year of termination).
(3)	Health and welfare benefits and life insurance premiums will be continued at current rates. Amount to continue such benefits as part of our ongoing benefit plans are de minimus (expected to be approximately $50,000 for each NEO for the twelve-month period they are eligible to continue to receive coverage).

Estimated Benefits upon a Change in Control

Upon termination upon a change in control, each of our NEOs are entitled to severance benefits equal to: one year of his then-current base salary and target bonus; a pro-rated annual bonus; and continued participation in WMG Acquisition Corp.’s group health and life insurance plans for up to one year after termination. In addition, the NEOs would also be entitled to vesting of their unvested restricted stock and options upon a termination in connection with a change of control. They would, therefore, additionally recognize the market value of their shares that are not yet vested as set forth above under “Outstanding Equity Awards at 2007 Fiscal-Year End.” In addition, in the event of a change in control of the Company or certain other events and subject to certain conditions, Mr. Cohen may receive a one-time cash bonus of up to $10,000,000 depending on the amount of cash consideration received by the members of the Investor Group that financed the acquisition of the Company from Time Warner in 2004. For purposes of the following table, we have assumed all required conditions to receive such bonus were met.

	Salary (other than accrued amounts)	Target Bonus		Equity Awards(4)	Benefits(5)	Total
Edgar Bronfman, Jr.	$1,000,000	$6,000,000	(1)	$8,291,958	$50,000	$15,341,958
Michael D. Fleisher	$800,000	$1,600,000	(2)	$4,525,850	$50,000	$6,975,850
Lyor Cohen	$1,500,000	$15,000,000	(3)	$6,035,012	$50,000	$22,585,012
David H. Johnson	$700,000	$1,600,000	(2)	$603,444	$50,000	$2,953,444
Alex Zubillaga	$750,000	$1,800,000	(2)	$2,413,869	$50,000	$5,013,869

(1)	Represents the mid-point of Mr. Bronfman’s target bonus of $0-$6,000,000 plus one year of pro-rata bonus at the mid-point of the target bonus range for the year of termination (assuming a full year of employment in the year of termination).
(2)	Represents two times the NEO’s target bonus, representing the target bonus and a full year of pro-rated target bonus for the year of termination (assuming a full year of employment in the year of termination).
(3)	Represents two times the NEO’s target bonus, representing the target bonus and a full year of pro-rated target bonus for the year of termination (assuming a full year of employment in the year of termination) plus the additional $10,000,000 bonus described above.
(4)	Calculations of market value of equity awards reflect the closing price of our common stock on September 28, 2007 (the last business day before September 30, 2007) on the New York Stock Exchange ($10.10). The closing price of our common stock on January 8, 2008 was $4.87.
(5)	Health and welfare benefits and life insurance premiums will be continued at current rates. Amount to continue such benefits as part of our ongoing benefit plans are de minimus (expected to be approximately $50,000 for each NEO for the twelve month period they are eligible to continue to receive coverage.

Estimated Benefits upon Death or Disability

Death. None of our NEOs have any equity awards that would be accelerated upon such executive’s death. In the employment agreements for Messrs. Bronfman, Fleisher and Cohen, we provide that we will also pay to the executive’s estate an amount equal to one year of his then-current base salary and a pro-rated annual bonus within 10 days of any termination as a result of death. For the other NEOs, other than accrued benefits, no benefits are provided in connection with an NEO’s death.

Disability. None of our NEOs have any equity awards that would be accelerated upon such executive’s disability. In the employment agreements for Messrs. Bronfman, Fleisher and Cohen, we provide that we will also pay to the executive an amount equal to one year of his then-current base salary and a pro-rated annual bonus within 10 days of any termination as the result of disability. For the other NEOs, other than accrued benefits and short-term disability amounts, no benefits would be provided in connection with an NEO’s disability. In the event an NEO becomes disabled during the term of employment, the NEO may participate in our health plans until age 65.

	Salary (other than accrued amounts)	Bonus		Equity Awards	Total
Edgar Bronfman, Jr.	$1,000,000	$3,000,000	(1)	—	$4,000,000
Michael D. Fleisher	$800,000	$800,000	(2)	—	$1,600,000
Lyor Cohen	$1,500,000	$2,500,000	(2)	—	$4,000,000
David H. Johnson	—	—		—	—
Alex Zubillaga	—	—		—	—

(1)	Represents the mid-point of Mr. Bronfman’s target bonus range of $0-$6,000,000 for the year of termination.
(2)	Represents a full year of the NEO’s pro-rated target bonus for the year of termination.

Relevant Provisions of Employment Agreements

Upon termination of employment for any reason, all NEOs are entitled to unpaid salary and vacation time accrued through the termination date.

Treatment of Outstanding Equity Awards as of September 30, 2007

Outstanding equity awards held by our NEOs as of September 30, 2007 are described above under the heading “Outstanding Equity Awards at Fiscal Year-End.” The following describes the treatment of these outstanding equity awards in the event employment terminates:

•

If an NEO is terminated for “Cause,” shares of unvested restricted stock are subject to a call option at the lower of the initial amount paid for such shares or the fair market value of such shares on the date of termination. Vested restricted shares are subject to a call option at the fair market value of the shares on the date of termination. The call option in each case is at the Company’s option. Vested and unvested options will terminate effective upon the date of termination.

•

If an NEO resigns other than for “Good Reason,” outstanding vested stock options remain exercisable for 30 days. Unvested stock options are forfeited. Other terms of equity awards are the same as those described above regarding a termination for “Cause.”

•

If an NEO’s employment is terminated without “Cause,” or an NEO resigns for “Good Reason,” or an NEOs employment is terminated due to death or incapacity any outstanding unvested stock options will terminate upon the date of termination and all vested stock options will remain exercisable for 120 days (or if earlier, their expiration date). Other terms of equity awards are the same as those described above regarding a termination for “Cause.”

•

If an NEO retires, outstanding stock options that were exercisable on the retirement date will remain exercisable until their expiration date. Other terms of equity awards are the same as those described above regarding a termination for “Cause.”

•

If an NEO is terminated (1) due to his death, (2) by the Company due to his disability or without “Cause” or, (3) for Messrs. Bronfman, Fleisher, Cohen and Johnson, the NEO resigns for “Good Reason,” in each case on or after a “Change in Control” (as defined in their respective equity agreements), all shares of unvested restricted stock and options shall become vested. In addition, in the case of a termination by the Company without “Cause” or, for Messrs. Bronfman, Fleisher, Cohen and Johnson, a resignation by the NEO for “Good Reason” in anticipation of a Change in Control, all shares of unvested restricted stock and options shall become vested.

Termination for “Cause”

Under the terms of their employment agreements, we generally would have “Cause” to terminate the employment of our NEOs in any of the following circumstances: (1) substantial and continual refusal to perform his duties with the Company, (2) engaging in willful malfeasance that has a material adverse effect on the Company, (3) conviction of a felony or entered a plea of nolo contendere to a felony charge and (4) with respect to the employment agreements for Messrs. Bronfman, Fleisher and Cohen, a determination by the Board that the executive’s representations that there were no contracts prohibiting him from entering into his employment agreement with the Company were untrue when made.

We are required to notify our NEOs after any event that constitutes “Cause” before terminating their employment, and in general they have no less than 20 days after receiving notice to cure the event.

Resignation for “Good Reason” or without “Good Reason”

Our employment agreements for our NEOs provide that the executive generally would have “Good Reason” to terminate employment in any of the following circumstances: (1) if we assign duties inconsistent with his current positions, duties or responsibilities or if we change the parties to whom each reports, (2) if we remove him from, or fail to re-elect him to, his position, (3) if, in the case of Mr. Bronfman, he is not re-elected to the Board of Directors, (4) if we reduce his salary, target bonus or other compensation levels, (5) if we require him to be based anywhere other than the New York metropolitan area, (6) if we breach certain of our obligations under the employment agreement, (7) if the Company fails to cause any successor to expressly assume their employment agreements, (8) with respect to Mr. Cohen, if any United States recorded music operations of the Company or any of its respective directly or indirectly owned subsidiaries shall not be included within the Company’s U.S. recorded music operation or if there is any appointment of any Co-Chief Executive Officer of U.S. Recorded Music (but the appointment of a President or Chief Operating Officer of the Company shall not constitute Good Reason so long as Mr. Cohen continues to report to the CEO) or (9) with respect to Mr. Fleisher, the appointment of any person other than Mr. Fleisher or Mr. Cohen as the Company’s President, Chief Operating Officer or the equivalent or the appointment of a Co-Chief Financial Officer.

Our NEOs generally are required to notify us within 60 days after becoming aware of the occurrence of any event that constitutes Good Reason, and in general we have 30 days to cure the event.

Each of Mr. Bronfman, Mr. Fleisher and Mr. Cohen may terminate their employment with or without “Good Reason,” subject to the applicable post-employment covenants described below.

Restrictive Covenants

Our executive employment agreements contain several important restrictive covenants with which an executive must comply following termination of employment. For example, the entitlement of Messrs. Bronfman, Fleisher and Cohen to payment of any unpaid portion of the severance amount indicated in the table as owing following a termination without “Cause” or resignation for “Good Reason” is conditioned on the executive’s compliance with covenants not to solicit certain of our employees. This non-solicitation covenant continues in effect during a period that will end six months or one year following the executive’s termination of employment, depending on the level of the employee.

The employment agreements of our NEOs also contain covenants regarding non-disclosure of confidential information and, for Messrs. Bronfman, Fleisher, Cohen and Zubillaga, recognition of the Company’s ownership of works of authorship resulting from their services (both of unlimited duration) and, with respect to Mr. Bronfman, a one year post-employment non-competition covenant.

Compliance with Section 409A

Our NEOs are “specified employees” for purposes of Section 409A. As a result, without triggering adverse consequences, we are prohibited from making any payment of “deferred compensation” within the meaning of Section 409A to them within six months of termination of employment for any reason other than death, to the extent such payments are triggered based on the employee’s separation from service. We are reviewing each of our employment agreements with our NEO’s to determine if such agreements should be modified to delay the payment of any amounts subject to the six-month mandatory delay until we are permitted to make payment under Section 409A or if any other changes are appropriate to comply with Section 409A.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Investor Group, through its beneficial ownership of our common stock, has voting control of the Company. Certain members of our Board of Directors are appointed by the Investor Group as described further under “Stockholders Agreement” below. We consider the Investor Group, in addition to our directors and executive officers and certain of their family members, to be “related persons.”

Oversight of Related Party Transactions

Policies and Procedures Dealing with the Review, Approval and Ratification of Related Party Transactions. The Company adopted in May 2006 written procedures for the review, approval and ratification of transactions with related persons. The procedures cover related party transactions between the Company and any of its executive officers and directors. More specifically, the procedures cover (1) any transaction or arrangement in which the Company is a party and in which a related party has a direct or indirect personal or financial interest and (2) any transaction or arrangement using the services of a related party to provide legal, accounting, financial, consulting or other similar services to the Company. Related party transactions covered by these procedures are generally considered by our Audit Committee, provided that, if the related party transaction involves a member of the Audit Committee, the matter will be forwarded to the full Board of Directors for its consideration.

Current Policy. Effective July 19, 2007, the Audit Committee established a new policy on its review, approval and ratification of transactions with related persons. The new policy covers the same related party transactions between the Company and any of its executive officers and directors and generally groups transactions with related persons into two categories: (1) transactions requiring the approval of the Audit Committee and (2) certain ordinary course transactions below established financial thresholds that are deemed pre-approved by the Audit Committee. Generally, the Audit Committee deems to have pre-approved any transaction or series of related transactions between us and an entity for which a related person is an executive or employee that is entered into in the ordinary course of business and where the aggregate amount of all such transactions on an annual basis is less than 2% of the annual consolidated gross revenues of the other entity. Regardless of whether a transaction is deemed pre-approved, all transactions in any amount are required to be reported to the Audit Committee.

Subsequent to the adoption of the written policies above, the Company has followed these procedures regarding all reportable related party transactions. Following is a discussion of related party transactions.

Stockholders Agreement

The Company has entered into a stockholders agreement with WMG Acquisition Corp., WMG Holdings Corp., the Investor Group and certain of our executive officers and directors. The agreement, as amended, provides that the Company’s Board of Directors consist of up to 14 members, with five directors appointed by THL, three directors appointed by Bain Capital, one director appointed by Providence Equity, one director who will at all times be the Chief Executive Officer, currently Edgar Bronfman, Jr., and the other directors to be chosen unanimously by the vote of the Company’s Board of Directors. The agreement regarding the appointment of directors will remain until the earlier of a change of control or the last date permitted by applicable law, including any NYSE requirements. In addition, within a year of the Company ceasing to be a “controlled company” under the NYSE rules, the size and composition of the Company’s Board of Directors will be adjusted to comply with the NYSE requirements. Each Investor Group director designee(s) may only be removed by the Investor Group that appointed such designee(s). The stockholders agreement contemplates that the Board of Directors of the Company will have an executive committee, an audit committee and a compensation committee and, at its discretion, a governance committee.

The stockholders agreement prohibits the parties from transferring stock to any of our competitors without the approval of (a) our entire Board of Directors and (b) the approval of the largest member of the Investor Group (determined by each member of the Investor Group’s relative investments in us) and one other member of the Investor Group (the “Requisite Stockholder Majority”). The agreement also provides that each party to the stockholders agreement whose sale of shares pursuant to Rule 144 under the Securities Act of 1933 would be subject to aggregation with another stockholder shall notify all such stockholders (i) when it has commenced a measurement period for purposes of the group volume limit in connection with a sale of shares under Rule 144 and (ii) what the volume limit for the measurement period, determined as of its commencement, will be. Each stockholder that is subject to such aggregation will have the right to sell shares that are subject to the group volume limit under Rule 144 pro rata during the applicable measurement period based on its percentage ownership of the shares that are held by all of the parties to the stockholders agreement at the start of the measurement period. These transfer restrictions will expire upon a change of control.

The Requisite Stockholder Majority has the right to require all other parties to the agreement to sell the same percentage of their stock to a buyer in a change of control transaction approved by a majority of the entire Board as is being sold to such buyer by the membership of the Requisite Stockholder Majority. A member of a Investor Group (or any affiliate thereof) that is also part of the Requisite Stockholder Majority exercising the foregoing right will not be able to be a buyer in such a change of control transaction unless the transaction is approved by each of the other groups.

The stockholders agreement provides that if one of the Company’s stockholders that is party to the stockholders agreement offers to sell any of its stock to a prospective buyer in a private transaction, the other stockholders party to the stockholders agreement will have the right to sell their shares to that prospective buyer, subject to certain cutbacks, including a pro rata cutback in which the stockholder may only sell a pro rata portion of its shares.

The stockholders agreement gives any member of the Investor Group the right to require the Company to register (including by means of a shelf registration statement permitting sales of shares from time to time over an extended period) the stock held by such stockholders for sale to the public under the Securities Act of 1933, subject to certain limitations. In connection with each underwritten public offering, the Company’s stockholders will be required to enter into a lockup agreement covering a period of no greater than 90 days (180 days for an initial public offering). The amended agreement also provides that if the Company registers shares of its common stock for sale to the public after its initial public offering, parties to the stockholders agreement will have the right to have their shares included in any such registration statement. Any registration is subject to a potential underwriters’ cutback in the number of shares to be registered if the underwriters determine that marketing factors require a limitation on the number of shares to be underwritten.

Other Arrangements with Investor Group

Employees of the Investor Group have from time to time filled management roles on an interim basis while we were transitioning to a permanent management team or for specific one-time tasks. For example, the position of Chief Financial Officer was previously filled by an employee of one of the members of the Investor Group. Such employees have not received any compensation from us for such services. At the time of the acquisition of the Company by the Investor Group from Time Warner Inc., we entered into an agreement whereby we agreed to pay The Firm, a music management firm, $5 million for certain advisory services in connection with the acquisition. $2 million of such amount was paid at the time of the closing of the acquisition. The remaining $3 million was paid out at a rate of $1 million per year each December starting in December 2005 through December 2007. During 2005, THL and Bain Capital acquired an interest in The Firm. They had no interest in The Firm at the time of entering into the original agreement or at the time of the initial payment.

Employment Contract

Alex Zubillaga is the brother-in-law of Mr. Bronfman, our Chairman of the Board and CEO. Warner Music Inc. has entered into an employment agreement with Mr. Zubillaga. For a description of the agreement please see “Executive Compensation—Employment Agreements and Severance Arrangements.” Mr. Zubillaga’s employment agreement was approved by the Compensation Committee.

Administration of Copyrights

Warner/Chappell Music began administering certain copyrights of Mr. Bronfman effective July 1, 2005 (when the administration of such copyrights was transferred from Universal Music Publishing). The administration of such copyrights is on substantially the same terms as the prior agreement with Universal and the Company believes the fees in connection with such administration are representative of, or comparable to, such fees paid in similar transactions. The amount of any fees will vary year to year based on the use of such copyrights and associated royalties.

Lev Group Ltd.

As of November 7, 2006, we entered into an exclusive three-year license agreement with Lev Group Ltd. for the distribution of Warner Music Group repertoire in Israel in digital and physical formats. The term of the agreement is from January 1, 2007 to December 31, 2009. Annual advances payable by Lev Group Ltd. to WEA International Inc. are $800,000 in year one, $900,000 in year two and $1.1 million in year three. These advances are recoupable from royalties accruing on the sales of our repertoire in Israel. The sister of Mr. Bronfman, our Chairman of the Board and CEO, owns 100% of Lev Group Ltd.

Green Owl Records

The Company has a distribution and upstream deal with Green Owl Records. Benjamin Brewer is the majority shareholder of Green Owl Records. He is one of four shareholders. Mr. Bronfman, our Chairman of the Board and CEO, is the father of Mr. Brewer. The term of the agreement is two years and the Company has a option to extend for a further year. The agreement with Green Owl Records commits the Company to overhead payments of $120,000 per year, $50,000 per year of which will fund the recording of two artist albums. None of the overhead is to be received by Mr. Brewer. The Company believes the other terms of such agreement with Green Owl Records (e.g., the distribution fee and terms relating to artists upstreamed at the Company’s option) are representative of, or comparable to, terms contained in similar transactions.

la la media, inc.

The Company purchased a minority interest in la la media, inc. for $20 million. The Company also received warrants that entitle it to purchase additional shares of la la media, inc. for approximately $4,000,000 if 25,000,000 compact discs are shipped into distribution by the Company or its affiliates with LALA.COM promotional placements no later than five years following the date of issuance of the warrants. The Company also has a license agreement with la la, which we believe is on fair market terms. Bain Capital, a Principal Investor Group, owns approximately 20% of la la media, inc.

Front Line Management Company

On August 2007, the Company increased its minority equity stake in Front Line Management Group, Inc. (“Front Line”) by acquiring additional shares of Front Line from FLMG LLC, a subsidiary of IAC/InterActiveCorp (“IAC”), for $109.9 million. Mr. Bronfman, our Chairman of the Board and CEO, is a director of IAC.

The Board of Directors of the Company approved the purchase from IAC following the recommendation of a special committee of independent directors. The special committee engaged Savvian Advisors, LLC to serve as financial advisor to the special committee. On June 29, 2007, Savvian delivered an opinion to the special committee that, as of the date of the opinion, the consideration to be paid by the Company to IAC was fair, from a financial point of view, to the Company.

The Company believes that Front Line is the largest U.S. artist management company with businesses including music management, merchandising and other artist services such as ticketing and sponsorship. The Company’s increased investment in Front Line is part of its strategy to explore new ways to generate revenues and profits and diversify revenue streams.

Other Related Party Transactions with Officers and Directors

We were reimbursed approximately, $140,000, $140,000 and $134,000 during 2007, 2006 and 2005, respectively, by Mr. Bronfman, our Chairman of the Board and CEO, and a company he controls, for personal use of certain of our staff and office facilities.

See “Board of Directors and Governance—Compensation Committee Interlocks and Insider Participation” for additional transactions.

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of Ms. Hooper, Mr. Bonnie and Ms. Grann and Ms. Hooper is the chair. The Audit Committee has the responsibility and authority described in the Warner Music Group Corp. Audit Committee Charter, which has been approved by the Board of Directors. A copy of the Audit Committee Charter is available on our website at www.wmg.com under “Investor Relations” and “Corporate Governance.” The Board of Directors has determined that each of Ms. Hooper, Mr. Bonnie and Ms. Grann meets the independence requirements set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and the applicable rules of the NYSE and that Ms. Hooper qualifies as an “audit committee financial expert” under the rules of the SEC.

This report reviews the actions taken by the Audit Committee with regard to our financial reporting process for fiscal 2007 and particularly with regard to our audited consolidated financial statements and the related schedule included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

The Audit Committee oversees the accounting and financial reporting processes of the Company and its subsidiaries and the audits of the financial statements of the Company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements and the related schedule in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon and a report on the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. In carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or systems of internal controls or any professional certification as to the independent auditors’ work. The Audit Committee has implemented procedures to ensure that, during the course of each fiscal year, it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the audited financial statements and Management’s Report on Internal Control Over Financial Reporting included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007. In addition, the Audit Committee reviewed with the Company’s independent auditors, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, rather than just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, other standards of the Public Company Accounting Oversight Board (United States) SEC rules, and other professional standards, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements. The Audit Committee also reviewed with Ernst & Young LLP the “Report of Independent Registered Public Accounting Firm” on the effectiveness of the Company’s internal control over financial reporting included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and has discussed with Ernst & Young LLP their independence from management and the Company and has considered the compatibility with Ernst & Young LLP’s independence as auditors of the non-audit services performed for the Company by Ernst & Young LLP.

The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. The Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.

The Audit Committee has also evaluated the performance of Ernst & Young, including, among other things, the amount of fees paid to Ernst & Young LLP for audit and non-audit services during the fiscal year ended September 30, 2007. Information about Ernst & Young LLP’s fees for the fiscal year ended September 30, 2007 is discussed below in this Proxy Statement under “Independent Registered Public Accountants.” Based on its evaluation, the Audit Committee has selected Ernst & Young LLP to serve as the Company’s independent registered public accountants for the fiscal year ending September 30, 2008.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2007 filed with the SEC, and the Board of Directors approved such inclusion.

Respectfully submitted by the Audit Committee,

Michele J. Hooper, Chair

Shelby W. Bonnie

Phyllis E. Grann

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP, to serve as independent registered public accountants for the fiscal year ending September 30, 2008. Ernst & Young LLP has audited the Company’s financial statements since the Company was acquired from Time Warner Inc. in March 2004. In accordance with standing policy, Ernst & Young LLP periodically changes the personnel who work on the audit of the Company.

Fees Paid to Ernst & Young LLP

The following table sets forth the aggregate fees paid to Ernst & Young LLP for audit services rendered in connection with the Company’s consolidated financial statements and reports for the fiscal years ended September 30, 2007 and September 30, 2006 on behalf of the Company and its subsidiaries (in thousands):

	Year Ended September 30, 2007	Year Ended September 30, 2006
Audit Fees	$8,856	$9,604
Audit-Related Fees	155	158
Tax Fees	58	25
All Other Fees	—	—

Total Fees	$9,069	$9,787

Audit Fees: Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, the review of the interim condensed consolidated financial statements included in quarterly reports, services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”. These services include employee benefit plan audits, auditing work on proposed transactions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees: Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal, state and international tax compliance, assistance with tax audits and appeals, expatriate tax services, and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services consist of fees billed for other miscellaneous tax consulting and planning.

Pre-approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by Ernst & Young LLP. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by Ernst & Young LLP. Under this policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and includes an anticipated budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee. Pursuant to this delegation, the Chair must report any pre-approval decision by her to the Audit Committee at its first meeting after the pre-approval was obtained.

The Company became subject to the rules of the SEC regarding qualifications of accountants, including the pre-approval provisions, on May 10, 2005, the effective date of our registration statement relating to our initial public offering. Our wholly owned subsidiary, WMG Acquisition Corp., became subject to the rules of the SEC regarding qualifications of accountants, including the pre-approval provisions, on February 10, 2005, the effective date of its registration statement relating to the exchange offer to exchange outstanding unregistered notes for freely tradeable exchange notes that were registered under the Securities Act of 1933. Subsequent to WMG Acquisition Corp. becoming subject to the pre-approval provisions, the waiver of pre-approval provisions set forth in the applicable rules of the SEC were not utilized for the services related to Audit-Related Fees or Tax Fees above and the Audit Committee did not approve any such fees subject to the waiver of pre-approval provisions (i.e., all such fees were pre-approved).

Other

In connection with the audits for the period ended September 30, 2007, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to refer to such disagreement in connection with their report.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, officers and holders of more than 10% of the Company’s common stock (collectively, “Reporting Persons”), to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company. Such Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based on its review of the copies of such filings received by it with respect to the fiscal year ended September 30, 2007, the Company believes that all required persons complied with all Section 16(a) filing requirements.

STOCKHOLDERS’ PROPOSALS

Proposals for Inclusion in the Proxy Statement

Stockholders who, in accordance with Rule 14a-8 of the SEC, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our fiscal 2008 annual meeting must submit their proposals to Warner Music Group Corp., 75 Rockefeller Plaza, New York, New York 10019, Attention: Corporate Secretary, on or before September 27, 2008. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal to be eligible for inclusion in our fiscal 2008 proxy statement.

Proposals Not Included in the Proxy Statement

In addition, the Company’s by-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. In accordance with our by-laws, in order to be properly brought before the fiscal 2008 annual meeting, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to Warner Music Group Corp., 75 Rockefeller Plaza, New York, New York 10019, Attention: Corporate Secretary, not less than 90 days nor more than 120 days prior to the anniversary date on which the Company first mailed its proxy materials for the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at the Company’s fiscal 2008 annual meeting, such a proposal must be received by the Company on or after September 27, 2008 but no later than October 27, 2008. If the date of the annual meeting is changed by more than 30 days from the anniversary date of the previous year’s meeting, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified the Company of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, the Company need not present the proposal for a vote at such meeting.

In order to curtail any controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposal by certified mail, return receipt requested or other means, including electronic means, that permit them to prove date of delivery.

EXPENSES AND SOLICITATION

This proxy is solicited on behalf of the Board of Directors. The Company will pay the cost of distributing this Proxy Statement and related materials. Our officers may solicit proxies by mail or telephone. We will furnish copies of these materials to banks, brokers, fiduciaries, custodians and other nominees that hold shares on behalf of beneficial owners so that they may forward the materials to the beneficial owners. The Company may, if appropriate, retain an independent proxy solicitation firm to assist the Company in soliciting proxies. If the Company does retain a proxy solicitation firm, the Company would pay such firm’s customary fees and expenses which fees would be expected to be approximately $10,000, plus expenses.

HOUSEHOLDING

Our Annual Report, including our audited financial statements for the fiscal year ended September 30, 2007, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, only one Annual Report or Proxy Statement, as applicable, will be mailed to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, the Company will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any stockholder who sends a written or oral request to Warner Music Group Corp., 75 Rockefeller Plaza, New York, New York 10019, (212) 275-2000, Attention: Corporate Secretary. If your household is receiving multiple copies of the Company’s annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Warner Music Group Corp., 75 Rockefeller Plaza, New York, New York 10019, (212) 275-2000, Attention: Corporate Secretary.

OTHER BUSINESS

Management does not know of any other matters to be brought before the Annual Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

Even if you plan to attend the Annual Meeting in person, please sign, date and return the enclosed proxy promptly or vote in accordance with the instructions listed on the proxy card. A postage-paid return-addressed envelope is enclosed for your convenience. Your cooperation in giving this matter your immediate attention and in returning your proxies will be appreciated.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are not deemed to be incorporated by reference in this Proxy Statement. You may read and copy any documents filed by us at the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov. Our common stock is listed on the NYSE under the symbol “WMG”. You can inspect and copy reports, proxy statements and other information about us at the NYSE’s offices at 20 Broad Street, New York, New York 10005. We also maintain an Internet site at www.wmg.com. We make available on our Internet website free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K as soon as practicable after we electronically file such reports with the SEC. In addition, copies of our (i) Corporate Governance Guidelines, (ii) charters for the Audit Committee, Compensation Committee and Executive, Nominating and Corporate Governance Committee and (iii) Code of Conduct which is applicable for all or our employees including our principal executive, financial and accounting officers, are available at our Internet site under “Investor Relations—Corporate Governance.” Copies will be provided to any stockholder upon written request to Warner Music Group Corp., Investor Relations, 75 Rockefeller Plaza, New York, New York 10019, via electronic mail at Investor.Relations@wmg.com or by contacting Investor Relations at (212) 275-2000. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this Proxy Statement.

UPON WRITTEN REQUEST TO WARNER MUSIC GROUP CORP., INVESTOR RELATIONS, 75 ROCKEFELLER PLAZA, NEW YORK, NEW YORK 10019, WARNER MUSIC GROUP CORP. WILL MAIL WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2007, INCLUDING OUR CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. OUR ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.WMG.COM .

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on February 26, 2008.

The Proxy Statement and Annual Report are available at HTTP://WW3.ICS.ADP.COM/ STREETLINK/WMG.

For the date, time, location and information on how to obtain directions to attend the Annual Meeting, please see “Annual Meeting Matters.” For information on how to vote in person at the Annual Meeting, an identification of the matters to be voted upon at the Annual Meeting and the Board of Director’s recommendations regarding those matters, please see “General Information About Voting.”

BY ORDER OF THE BOARD OF DIRECTORS

Paul M. Robinson
Executive Vice President, General Counsel and Secretary

Dated: January 25, 2008

APPENDIX A

Warner Music Group Corp.

2005 Omnibus Award Plan

(AMENDED AND RESTATED EFFECTIVE FEBRUARY ~~23~~26, 200~~7~~8)

1. Purpose

The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract able persons to enter and remain in the employ of the Company and its Affiliates and to provide a means whereby employees, directors and consultants of the Company and its Affiliates can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and promoting an identity of interest between stockholders and these persons.

So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Phantom Stock Awards, Stock Bonuses and Performance Compensation Awards, or any combination of the foregoing.

2. Definitions

The following definitions shall be applicable throughout the Plan.

(a)	“Affiliate” means any entity that directly or indirectly is controlled by, controls or is under common control with the Company.

(b)	“Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Phantom Stock Award, Stock Bonus or Performance Compensation Award granted under the Plan.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Cause” means the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any existing employment, consulting or any other agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company, or an Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee’s determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company or an Affiliate, (iii) the Participant having been convicted of, or plead guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (iv) the failure of the Participant to follow the lawful instructions of the Board or his direct superiors or (v) in the case of a Participant who is a non-employee director, the Participant ceasing to be a member of the Board in connection with the Participant engaging in any of the activities described in clauses (i) through (iv) above.

(e)	“Change in Control” shall, unless in the case of a particular Award the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” have the meaning set forth in the Certificate of Incorporation of the Company.

(f)	“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(g)	“Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board. Unless the Board is acting as the Committee or the Board specifically determines otherwise, each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee which Award is otherwise validly granted under the Plan.

(h)	“Common Stock” means the common stock, par value $0.01 per share, of the Company and any stock into which such common stock may be converted or into which it may be exchanged.

(i)	“Company” means Warner Music Group Corp. and any successor thereto.

(j)	“Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Award agreement.

(k)	“Disability” means, unless in the case of a particular Award the applicable Award agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced, as determined by the Committee based upon medical evidence acceptable to it.

(l)	“Effective Date” means the date upon which the Pricing Committee of the Board sets the price at which the shares of Common Stock are to be sold to a group of underwriters in the underwritten initial public offering of Common Stock, immediately following the recapitalization of the Common Stock in preparation for such initial public offering.

(m)	“Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation and (ii) an “outside director” within the meaning of Section 162(m) of the Code, and the Treasury Regulations promulgated thereunder; provided, however, that clause (ii) shall apply only with respect to grants of Awards with respect to which the Company’s tax deduction could be limited by Section 162(m) of the Code if such clause did not apply.

(n)	“Eligible Person” means any (i) individual regularly employed by the Company or Affiliate who satisfies all of the requirements of Section 6; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate; or (iii) consultant or advisor to the Company or an Affiliate who may be offered securities pursuant to Form S-8.

(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)	“Fair Market Value”, on a given date means (i) if the Stock is listed on a national securities exchange, the closing sales price reported as having occurred on the primary exchange with which the Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the Nasdaq National Market (the “Nasdaq”) on a last sale basis, the last sales price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the Nasdaq on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

(q)	“Good Reason” shall have the meaning, if any, set forth in a Participant’s employment agreement, if any, with the Company or an Affiliate, and shall not apply in respect of any Participant who does not have such an employment agreement.

(r)	“Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth herein.

(s)	“Mature Shares” means shares of Stock owned by a Participant which are not subject to any pledge or other security interest and have such other requirements as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Option Price or satisfy a withholding obligation in respect of an Option.

(t)	“Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 11(d)(iv) of the Plan; provided, that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(u)	“Nonqualified Stock Option” means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

(v)	“Option” means an Award granted under Section 7 of the Plan.

(w)	“Option Period” means the period described in Section 7(c) of the Plan.

(x)	“Option Price” means the exercise price for an Option as described in Section 7(a) of the Plan.

(y)	“Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(z)	“Parent” means any parent of the Company as defined in Section 424(e) of the Code.

(aa)	“Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(bb)	“Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division or operational unit of the Company) and shall be limited to the following:

(i)	net earnings or net income (before or after taxes);

(ii)	basic or diluted earnings per share (before or after taxes) or earnings per shares growth;

(iii)	net revenue or net revenue growth;

(iv)	gross profit or gross profit growth;

(v)	net operating profit (before or after taxes) or net operating profit growth;

(vi)	return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

(vii)	cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(viii)	earnings before or after taxes, interest, depreciation and/or amortization (EBITDA) or EBITDA growth;

(ix)	operating income before or after depreciation and/or amortization (OIBDA) or OIBDA growth;

(x)	gross or operating margins;

(xi)	productivity ratios;

(xii)	share price (including, but not limited to, growth measures and total stockholder return);

(xiii)	expense targets;

(xiv)	margins;

(xv)	operating efficiency;

(xvi)	objective measures of customer satisfaction;

(xvii)	working capital targets;

(xviii)	measures of economic value added;

(xix)	inventory control; and

(xx)	enterprise value.

Any one or more of the Performance Criterion may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any business unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Criterion (xi) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

(cc)	“Performance Formula” shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(dd)	“Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent allowed under Section 162(m) of the Code, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants based on the following events:

(i)	asset write-downs;

(ii)	litigation or claim judgments or settlements;

(iii)	the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;

(iv)	any reorganization and restructuring programs;

(v)	extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year;

(vi)	acquisitions or divestitures;

(vii)	any other specific unusual or nonrecurring events, or objectively determinable category thereof;

(viii)	foreign exchange gains and losses; and

(ix)	a change in the Company’s fiscal year.

(ee)	“Performance Period” shall mean the one or more periods of time not less than one (1) year in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(ff)	“Phantom Stock Award” shall mean a cash award whose value is determined based on the change in the value of the Company Common Stock from the Effective Date.

(gg)	“Plan” means this Warner Music Group Corp. 2005 Omnibus Award Plan.

(hh)	“Restricted Period” means, with respect to any Award of Restricted Stock or any Restricted Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 9 or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(ii)	“Restricted Stock Unit” means a hypothetical investment equivalent to one share of Stock granted in connection with an Award made under Section 9.

(jj)	“Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 9 of the Plan.

(kk)	“Securities Act” means the Securities Act of 1933, as amended.

(ll)	“Stock” means the Common Stock or such other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan.

(mm)	“Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(nn)	“Stock Bonus” means an Award granted under Section 10 of the Plan.

(oo)	“Stock Option Agreement” means any agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties thereto.

(pp)	“Strike Price” means, (i) in the case of a SAR granted in tandem with an Option, the Option Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(qq)	“Subsidiary” means any subsidiary of the Company as defined in Section 424(f) of the Code.

(rr)	“Substitution Award” means an Award that is intended to replace any existing incentive award held by an employee or director of, or consultant or advisor to, an entity acquired by the Company or an Affiliate of the Company. The terms and conditions of any Substitution Award shall be set forth in an Award agreement and shall, except as may be inconsistent with any provision of the Plan, to the extent practicable provide the recipient with benefits (including economic value) substantially similar to those provided to the recipient under the existing award which such Substitution Award is intended to replace.

(ss)	“Vested Unit” shall have the meaning ascribed thereto in Section 9(d) of the Plan.

(tt)	“Voting Stock” of a person means all classes of capital stock or other interests, including partnership interests, of such person then outstanding and normally entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers, or trustee thereof.

3. Effective Date, Duration and Shareholder Approval

The Plan is effective as of the Effective Date. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(i) of the Code; provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained.

The expiration date of the Plan, on and after which no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration

(a)	The Committee shall administer the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b)	Subject to the provisions of the Plan and applicable law, the Committee shall have the power, and in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Stock, other securities, other Options, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations; (ix) appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)	Notwithstanding the foregoing, the committee may delegate to any officer of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to (i) “covered employees” under Code Section 162(m) (other than Awards exempt from the application of Code Section 162(m)) and (ii) persons subject to Section 16 of the 1934 Act.

(d)	Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all parties, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder.

(e)	No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

5. Grant of Awards; Shares Subject to the Plan

The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Phantom Stock Awards, Stock Bonuses and/or Performance Compensation Awards to one or more Eligible Persons; provided, however, that:

(a)	Subject to Section 13, the aggregate number of shares of Stock in respect of which Awards may be granted under the Plan is 19,916,133~~3,416,133~~ shares;

(b)	Shares of Stock shall be deemed to have been used in settlement of Awards whether or not they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash; provided, however, that shares of Stock delivered (either directly or by means of attestation) in full or partial payment of the Option Price in accordance with Section 7(b) shall be deducted from the number of shares of Stock delivered to the Participant pursuant to such Option for purposes of determining the number of shares of Stock acquired pursuant to the Plan. In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan expires, terminates or is canceled for any reason whatsoever without the Participant having received any benefit therefrom, the shares covered by such Award shall again become available for future Awards under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” (i) in the case of forfeited Restricted Stock Awards by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled by reason of a new Award being granted in substitution therefor;

(c)	Stock delivered by the Company in settlement of Awards may be authorized and unissued Stock, Stock held in the treasury of the Company, Stock purchased on the open market or by private purchase, or a combination of the foregoing; and

(d)	Subject to Section 13, no person may be granted Options or SARs under the Plan during any calendar year with respect to more than 6,000,000~~1,500,000~~ shares of Stock.

6. Eligibility

Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7. Options

The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Option shall be granted to any Eligible Person who is not an employee of the Company or a Parent or Subsidiary. Each Option so granted shall be subject to the conditions set forth in this Section 7, or to such other conditions as may be reflected in the applicable Stock Option Agreement.

(a)	Option Price. The exercise price (“Option Price”) per share of Stock for each Option which is not a Substitution Award shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of Stock on the Date of Grant.

(b)	Manner of Exercise and Form of Payment. No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price therefor is received by the Company.

Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable (i) in cash, check, cash equivalent and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of shares of Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Stock are Mature Shares; (ii) in the discretion of the Committee, either (A) in other property having a fair market value on the date of exercise equal to the Option Price or (B) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount sufficient to pay the Option Price; or (iii) by such other method as the Committee may allow. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter dealer quotation system on which the securities of the Company or any Affiliates are listed or traded.

(c)	Vesting, Option Period and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(d)	Stock Option Agreement—Other Terms and Conditions. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement. Except as specifically provided otherwise in such Stock Option Agreement, each Option granted under the Plan shall be subject to the following terms and conditions:

(i)	Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii)	Each share of Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Participant purchases the share or exercises a related SAR or when the Option expires.

(iii)	Subject to Section 12(k), Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by him.

(iv)	Each Option shall vest and become exercisable by the Participant in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

(v)

At the time of any exercise of an Option, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the shares of Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof and any other representation deemed necessary by the Committee to ensure compliance with all applicable federal and state securities laws. Upon such a request by the Committee, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(vi)	Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date the Participant acquired the Stock by exercising the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Stock.

(e)	Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary or Parent, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

(f)	$100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

8. Stock Appreciation Rights

Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs to Eligible Persons independent of any Option. A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

(a)	Vesting, Transferability and Expiration. A SAR granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award agreement.

(b)	Automatic Exercise. If on the last day of the Option Period (or in the case of a SAR independent of an option, the period established by the Committee after which the SAR shall expire), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option, and neither the SAR nor the corresponding Option has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(c)	Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Strike Price. The Company shall pay such excess in cash or in shares of Stock valued at Fair Market Value.

(d)	Method of Exercise. A Participant may exercise a SAR at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

(e)	Expiration. Except as otherwise provided in the case of SARs granted in connection with Options, a SAR shall expire on a date designated by the Committee which is not later than ten years after the Date of Grant of the SAR.

9. Restricted Stock and Restricted Stock Units

(a)	Award of Restricted Stock and Restricted Stock Units.

(i)	The Committee shall have the authority (A) to grant Restricted Stock and Restricted Stock Units to Eligible Persons, (B) to issue or transfer Restricted Stock to Participants, and (C) to establish terms, conditions and restrictions applicable to such Restricted Stock and Restricted Stock Units, including the Restricted Period, as applicable, which may differ with respect to each grantee, the time or times at which Restricted Stock or Restricted Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

(ii)	Each Participant granted Restricted Stock shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable, and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in Section 9(b), the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to the amount of such dividends and earnings, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such cash dividends, stock dividends or earnings.

(iii)	Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee may cause the escrow agent to issue to the Participant a receipt evidencing any stock certificate held by it, registered in the name of the Participant.

(iv)	The terms and conditions of a grant of Restricted Stock Units shall be reflected in a written Award agreement. No shares of Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Stock (“Dividend Equivalents”). At the discretion of the Committee, Dividend Equivalents may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

(b)	Restrictions.

(i)	Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award agreement; (C) the shares shall be subject to forfeiture to the extent provided in Section 9(d) and the applicable Award agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

(ii)	Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award agreement.

(iii)	The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

(c)	Restricted Period. The Restricted Period of Restricted Stock and Restricted Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock and Restricted Stock Units indicated in a schedule established by the Committee in the applicable Award agreement.

(d)	Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 9(b) and the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any.

Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 9(a)(iv) hereof and the interest thereon or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to such Dividend Equivalents and interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award agreement, the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Stock in lieu of delivering only shares of Stock for Vested Units or (ii) delay the delivery of Stock (or cash or part Stock and part cash, as the case may be) beyond the expiration of the Restricted Period. If a cash payment is made in lieu of delivering shares of Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

(e)	Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend substantially in the form of the following until the lapse of all restrictions with respect to such Stock as well as any other information the Company deems appropriate:

Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the Warner Music Group Corp. 2005 Omnibus Award Plan and a Restricted Stock Purchase and Award Agreement, dated as of                     , between Warner Music Group Corp. and                     . A copy of such Plan and Agreement is on file at the offices of Warner Music Group Corp.

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

10. Stock Bonus Awards

The Committee may issue unrestricted Stock, or other Awards denominated in Stock, under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. A Stock Bonus Award under the Plan shall be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

11. Performance Compensation Awards

(a)	General. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 (other than Options and Stock Appreciation Rights granted with an exercise price or grant price, as the case may be, equal to or greater than the Fair Market Value per share of Stock on the date of grant), to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code. The Committee shall have the authority to grant cash bonuses under the Plan with the intent that such bonuses shall qualify for the exemption from Section 162(m) of the Code provided pursuant to Treasury Regulation Section 1.162-27(f)(1), for the reliance period described in Treasury Regulation Section 1.162-27(f)(2). In addition, the Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m).

(b)	Eligibility. The Committee will, in its sole discretion, designate which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 11. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c)	Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one (1) year in duration), the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is(are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 11(c) and record the same in writing.

(d)	Payment of Performance Compensation Awards

(i)	Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii)	Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(iii)	Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 11(d)(iv) hereof, if and when it deems appropriate.

(iv)	Use of Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase a Performance Compensation Award above the maximum amount payable under Section 5(a) or Section 11(d)(vi) of the Plan.

(v)	Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11.

(vi)	Maximum Award Payable. Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is 6,000,000~~1,500,000~~ shares of Stock or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Committee. The maximum amount that can be paid in any calendar year to any Participant pursuant to a cash bonus Award described in the last sentence of Section 11(a) shall be $10,000,000. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Compensation Award that is payable in shares of Stock, by an amount greater than the appreciation of a share of Stock from the date such Award is deferred to the payment date.

12. General

(a)

Additional Provisions of an Award. Awards to a Participant under the Plan also may be subject to such other provisions (whether or not applicable to Awards granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions (in addition to those provisions of Section 9 providing for the payment of dividends with respect to Restricted Stock and Dividend Equivalents with respect to Restricted Stock Units) adding dividend equivalent rights or other protections to Participants in respect of dividends paid on Stock underlying any Award, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, provisions allowing the Participant to elect to defer the receipt of payment in respect of Awards for a specified period or until a specified event, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements; provided, however, that any such deferral does not result in acceleration of taxability of an Award prior to receipt, or tax penalties, under Section 409A of the Code. Any such provisions shall be reflected in the applicable Award agreement.

(b)	Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

(c)	Government and Other Regulations. The obligation of the Company to settle Awards in Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

(d)	Tax Withholding.

(i)	A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any shares of Stock or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Stock or other property) of any required income tax withholding and payroll taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii)	Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability) by (A) the delivery of Mature Shares owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Stock otherwise issuable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.

(e)	Claim to Awards and Employment Rights. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate.

(f)	Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g)	Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(h)	No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(i)	Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware.

(j)	Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(k)	Nontransferability.

(i)	Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)	Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards other than Incentive Stock Options to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to:

(A)	any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 (collectively, the “Immediate Family Members”);

(B)	a trust solely for the benefit of the Participant and his or her Immediate Family Members;

(C)	a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or

(D)	any other transferee as may be approved either (a) by the Board or the Committee in its sole discretion, or (b) as provided in the applicable Award agreement;

(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii)	The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(l)	Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any person or persons other than himself.

(m)	Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(n)	Expenses. The expenses of administering the Plan shall be borne by the Company and Affiliates.

(o)	Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

(p)	Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(q)	Termination of Employment. Unless an applicable Award agreement provides otherwise, for purposes of the Plan a person who transfers from employment or service with the Company to employment or service with an Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company or an Affiliate.

(r)	Severability. If any provision of the Plan or any Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(s)	Compliance with Applicable Law. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award (i) complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject and (ii) does not result in unintended adverse tax consequences to the Company or Participants.

(t)	409A of the Code. Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code.

13. Changes in Capital Structure

Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards stated in Section 5(a) and the maximum number of shares of Stock with respect to which any one person may be granted Awards during any period stated in Sections 5(d) or 11(d)(vi) shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. Any adjustment in Incentive Stock Options under this Section 13 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 13 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Notwithstanding the above, in the event of any of the following:

A.	The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

B.	All or substantially all of the assets of the Company are acquired by another person;

C.	The reorganization or liquidation of the Company; or

D.	The Company shall enter into a written agreement to undergo an event described in clauses A, B or C above,

then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. The terms of this Section 13 may be varied by the Committee in any particular Award agreement.

14. Effect of Change in Control

(a)	Except to the extent provided in a particular Award agreement:

(i)

In the event of a Participant’s termination of employment without Cause or voluntary termination for Good Reason, if applicable, in either case following a Change in Control, notwithstanding any provision of the Plan to the contrary, all Options and SARs awarded to such Participant shall become exercisable with respect to 100 percent of the shares subject to such Option or SAR, and the Restricted Period shall expire with respect to 100 percent of such shares of Restricted Stock or Restricted Stock Units (including a waiver of any applicable Performance Goals).

[LOGO]

Notwithstanding the foregoing, the Committee may, upon a Change in Control and in its sole discretion, make any Options and SARs immediately exercisable, and may cause the Restricted Period to expire with respect to any Shares of Restricted Stock or Restricted Stock Units.

(ii)	In the event of a Change in Control, all incomplete Performance Periods in effect on the date the Change in Control occurs shall end on the date of such change, and the Committee shall (A) determine the extent to which Performance Goals with respect to each such Award Period have been met based upon such audited or unaudited financial information then available as it deems relevant, (B) cause to be paid to each Participant partial or full Awards with respect to Performance Goals for each such Award Period based upon the Committee’s determination of the degree of attainment of Performance Goals which Awards may be adjusted, at the discretion of the Committee, to reflect the portion of the Award Period occurring before such Change in Control, and (C) cause all previously deferred Awards to be settled in full as soon as possible, provided, however, that any such payment does not result in acceleration of taxability of an Award prior to receipt, or tax penalties, under Section 409A of the Code.

(b)	In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event.

(c)	The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

15. Nonexclusivity of the Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

16. Amendments and Termination

(a)

Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to comply with any applicable stock exchange listing requirement or to prevent the Company from being denied a tax deduction on account of Section 162(m) of the Code); and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. The expiration date of the Plan is the tenth anniversary of the Effective Date, as described in Section 3 of the Plan.

(b)	Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; and provided, further, that, without stockholder approval, (i) no amendment or modification may reduce the Option Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Option Price or Strike Price, as the case may be) in a manner which would either (A) be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any “repricing” for financial statement reporting purposes and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the shareholder approval rules of any applicable stock exchange.

(c)	Section 162(m) Approval. If so determined by the Committee, (i) the Plan shall be approved by the stockholders of the Company no later than the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Company’s initial public offering occurs, and (ii) the provisions of the Plan regarding Performance Compensation Awards shall be disclosed and reapproved by stockholders of the Company no later than the first stockholder meeting that occurs in the fifth year following the year that stockholders previously approved such provisions following the Company’s initial public offering, in each case in order for certain Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this Section 16(c), however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

WARNER MUSIC GROUP CORP. 75 ROCKEFELLER PLAZA NEW YORK, NY 10019

VOTE BY MAIL

Mark, sign and date this proxy card and return it in the postage- paid envelope we have provided or return it to Warner Music Group Corp., c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WRNER1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

WARNER MUSIC GROUP CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors:

NOMINEES:
01) Edgar Bronfman, Jr.	08) Seth W. Lawry	☐	☐	☐
02) Shelby W. Bonnie	09) Thomas H. Lee
03) Richard Bressler	10) Ian Loring
04) John P. Connaughton	11) Jonathan M. Nelson
05) Phyllis E. Grann	12) Mark Nunnelly
06) Michele J. Hooper	13) Scott M. Sperling
07) Scott L. Jaeckel

Vote on Proposals					For	Against	Abstain

2. To approve the Company’s Amended and Restated 2005 Omnibus Award Plan.					☐	☐	☐

3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending September 30, 2008.					☐	☐	☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.					☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.		☐

Note:    Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Please indicate if you plan to attend this meeting.	☐ ☐ Yes No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF

WARNER MUSIC GROUP CORP.

February 26, 2008

Please date, sign and mail

this proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

WARNER MUSIC GROUP CORP.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, FEBRUARY 26, 2008 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Edgar Bronfman, Jr., Paul M. Robinson and Trent N. Tappe as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Warner Music Group Corp. held of record by the undersigned on January 8, 2008, at the fiscal 2007 Annual Meeting of Stockholders to be held at 10:00 a.m. (local time) at 66 East 55th Street, New York, New York 10022 on Tuesday, February 26, 2008, or any adjournment or postponement thereof.

This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given on the reverse side. If no instructions are given, this proxy will be voted “FOR” the election of all of the Director nominees listed in proposal 1, “FOR” proposal 2 and “FOR” proposal 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Address Changes/Comments:
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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)